CREDIT AGREEMENT

                  dated as of October 31, 1997

                              among

                      MSR EXPLORATION LTD.,

                          as Borrower,

                     THE BANKS NAMED HEREIN,

                               and

                         BANQUE PARIBAS,
                            as Agent

                          relating to a

              $25,000,000 Revolving Credit Facility




                       TABLE OF CONTENTS


                                                          Page 1

ARTICLE 1 - Definitions                                         1
 Section 1.1  Definitions                                       1
 Section 1.2  Other Definitional Provisions                    20
 Section 1.3  Accounting Terms and Determinations              20

ARTICLE 2 - Loans; Letters of Credit                           20
 Section 2.1  Revolving Credit Loans                           20
 Section 2.2  Revolving Credit Notes                           21
 Section 2.3  Repayment of Loans                               21
 Section 2.4  Interest                                         21
 Section 2.5  Borrowing Procedure                              22
 Section 2.6  Prepayments, Conversions, and Continuations of
               Loans                                           22
 Section 2.7  Minimum Amounts                                  22
 Section 2.8  Certain Notices                                  23
 Section 2.9  Use of Proceeds                                  23
 Section 2.10 Letters of Credit                                24
 Section 2.11 Procedure for Issuing Letters of Credit          24
 Section 2.12 Participation by Banks                           24
 Section 2.13 Payments Constitute Advances                     24
 Section 2.14 Letter of Credit Fee                             25
 Section 2.15 Agent's Responsibilities                         25
 Section 2.16 Letter of Credit Documents                       25
 Section 2.17 Fees                                             25
 Section 2.18 Computations                                     26
 Section 2.19 Borrowing Base                                   26
 Section 2.20 Mandatory Prepayments-Availability               29

ARTICLE 3 - Payments                                           30
 Section 3.1  Method of Payment                                30
 Section 3.2  Pro Rata Treatment                               30
 Section 3.3  Sharing of Payments                              30
 Section 3.4  Non-Receipt of Funds by the Agent                31
 Section 3.5  Withholding Taxes                                31
 Section 3.6  Withholding Tax Exemption                        31

ARTICLE 4 - Yield Protection and Illegality                    32
 Section 4.1  Additional Costs.                                32
 Section 4.2  Limitation on Types of Loans                     33
 Section 4.3  Illegality                                       34
 Section 4.4  Treatment of Affected Loans                      34
 Section 4.5  Compensation                                     35
 Section 4.6  Capital Adequacy                                 35
 Section 4.7  Additional Costs in Respect of Letters of
               Credit                                          36
 Section 4.8  Notice                                           36

ARTICLE 5 - Security                                           36
 Section 5.1  Collateral                                       36
 Section 5.2  Title Information                                37
 Section 5.3  Security Documents                               37
 Section 5.4  Release of Collateral                            37
 Section 5.5  Setoff                                           38
 Section 5.6  Letters in Lieu of Transfer Orders               38

ARTICLE 6 - Conditions Precedent and Subsequent                38
 Section 6.1  Initial Extension of Credit                      38
 Section 6.2  All Extensions of Credit                         41

ARTICLE 7 - Representations and Warranties                     42
 Section 7.1  Corporate Existence                              42
 Section 7.2  Financial Statements                             42
 Section 7.3  Corporate Action; No Breach                      42
 Section 7.4  Operation of Business                            43
 Section 7.5  Litigation and Judgments                         43
 Section 7.6  Rights in Properties; Liens                      43
 Section 7.7  Enforceability                                   43
 Section 7.8  Approvals                                        43
 Section 7.9  Debt                                             43
 Section 7.10 Taxes                                            43
 Section 7.11 Margin Securities                                43
 Section 7.12 ERISA                                            44
 Section 7.13 Disclosure                                       44
 Section 7.14 Agreements                                       44
 Section 7.15 Compliance with Laws                             45
 Section 7.16 Investment Company Act                           45
 Section 7.17 Public Utility Holding Company Act               45
 Section 7.18 Environmental Matters                            45
 Section 7.19 Capitalization                                   46
 Section 7.20 Advance Payment Contracts                        46
 Section 7.21 Value of Mortgaged Properties                    46
 Section 7.22 Outstanding Securities                           46
 Section 7.23 Insurance                                        47
 Section 7.24 Labor Disputes and Acts of God                   47

ARTICLE 8 - Positive Covenants                                 47
 Section 8.1  Reporting Requirements                           47
 Section 8.2  Maintenance of Existence; Conduct of Business    50
 Section 8.3  Maintenance of Properties                        50
 Section 8.4  Taxes and Claims                                 50
 Section 8.5  Insurance                                        50
 Section 8.6  Inspection Rights                                51
 Section 8.7  Keeping Books and Records                        51
 Section 8.8  Compliance with Laws                             51
 Section 8.9  Compliance with Agreements                       51
 Section 8.10 Further Assurances                               51
 Section 8.11 ERISA                                            51
 Section 8.13 Hydrocarbon Hedges                               51
 Section 8.14 Taxes, Overhead and General and Administrative
               Costs and Expenses                              52
 Section 8.15 Assignment of Hedging Contracts                  52

ARTICLE 9 - Negative Covenants                                 52
 Section 9.1  Debt                                             52
 Section 9.2  Limitation on Liens                              53
 Section 9.3  Mergers, Etc                                     53
 Section 9.4  Restricted Payments                              53
 Section 9.5  Investments                                      53
 Section 9.6  Transactions With Affiliates                     54
 Section 9.7  Disposition of Assets                            54
 Section 9.8  Modification of Other Agreements                 55
 Section 9.9  Issuance of Capital Stock                        55
 Section 9.10 Lines of Business                                55
 Section 9.11 Environmental Protection                         55
 Section 9.12 Management Agreements                            55
 Section 9.13 Advance Payment Contracts                        56
 Section 9.14 Sale and Leaseback                               56
 Section 9.15 Prepayment of Debt                               56

ARTICLE 10 - Financial Covenants                               56
 Section 10.1  Consolidated Current Ratio                      56
 Section 10.2  Interest Coverage Ratio                         56
 Section 10.3  Consolidated Tangible Net Worth                56

ARTICLE 11 - Default                                           57
 Section 11.1  Events of Default                               57
 Section 11.2  Remedies                                        59
 Section 11.3  Cash Collateral                                 60
 Section 11.4  Performance by the Agent                        60

ARTICLE 12 - The Agent                                         61
 Section 12.1  Appointment, Powers and Immunities              61
 Section 12.2  Exculpatory Provisions                          61
 Section 12.3  Rights of Agent as a Bank                       62
 Section 12.4  Defaults                                        62
 Section 12.5  Indemnification                                 62
 Section 12.6  Independent Credit Decisions                    63
 Section 12.7  Several Commitments                             63
 Section 12.8  Successor Agent                                 63

ARTICLE 13 - Miscellaneous                                     64
 Section 13.1  Expenses                                        64
 Section 13.2  Indemnification                                 64
 Section 13.3  LIMITATION OF LIABILITY                         65
 Section 13.4  No Duty                                         65
 Section 13.5  No Fiduciary Relationship                       65
 Section 13.6  Equitable Relief                                65
 Section 13.7  No Waiver; Cumulative Remedies                  66
 Section 13.8  Successors and Assigns                          66
 Section 13.9  Survival                                        68
 Section 13.10 ENTIRE AGREEMENT                                68
 Section 13.11 Amendments                                      69
 Section 13.12 Maximum Interest Rate                           69
 Section 13.13 Notices                                         70
 Section 13.14 GOVERNING LAW; SUBMISSION TO JURISDICTION;
               SERVICE OF  PROCESS                             70
 Section 13.15 Counterparts                                    71
 Section 13.16 Severability                                    71
 Section 13.17 Headings                                        71
 Section 13.18 Non-Application of Chapter 346 of Texas
               Finance Code                                    71
 Section 13.19 Construction                                    71
 Section 13.20 Confidentiality                                 71
 Section 13.21 Independence of Covenants                       72
 Section 13.22 WAIVER OF JURY TRIAL                            72

                     EXHIBITS AND SCHEDULES

    Exhibit      Description of Exhibit                Section
      "A"        Form of Note                            2.2
      "B"        Form of Notice of Borrowing,            2.8
                 Conversion,
                    Continuation or Prepayment
      "C"        Letter of Credit Request Form          2.11
      "D"        Form of Assignment and Acceptance      13.8
      "E"        Form of Mortgage (Texas and          1.1, 5.1
                 Montana)
      "F"        Form of Letters in Lieu of            6.1(m)
                 Transfer Orders
      "G"        Form of Pledge and Security             1.1
                 Agreement
      "H"        Form of Guaranty Agreement              1.1
      "I"        Form of Contribution Agreement        6.1(y)

    Schedule     Description of Schedule
             1.1 Existing Liens
             7.5 Existing Litigation
             7.9 Existing Debt
            7.19 List of Subsidiaries and Capitalization of
                 Subsidiaries
            7.23 List of Insurance
            9.13 List of Management Agreements
            9.14 List of Advance Payment Contracts



                        CREDIT AGREEMENT


      THIS CREDIT AGREEMENT (this "Agreement"), dated as of October 31, 1997, is among MSR EXPLORATION LTD., a Delaware corporation ("Borrower"), each of the banks or other lending institutions which is identified on the signature pages to this Agreement pursuant hereto (individually, a "Bank" and, collectively, the "Banks"), and BANQUE PARIBAS, a bank organized under the laws of the Republic of France acting through its Houston Agency, as Agent for itself and the other Banks and as issuer of Letters of Credit hereunder (in such capacity, together with its successors in such capacity, the "Agent").

                        R E C I T A L S

     WHEREAS, the Borrower has requested that the Banks provide a revolving  credit  facility  to the  Borrower  in  the  aggregate maximum  amount  of  up  to $25,000,000, including  a  $2,000,000 sub-facility for the issuance of letters of credit;

      WHEREAS, the Banks are willing to provide such facility on the terms and conditions hereafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


1                         Definitions

     1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

            "Additional  Costs"  has  the  meaning  specified  in
     Section 4.1.

           "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period divided by (b) one minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

          "Advance Payment Contract" means any contract whereby a Person either (a) receives or becomes entitled to receive (either directly or indirectly through a third party for such Person's account or benefit) any payment (an "Advance Payment") to be applied toward the payment of the purchase price of Hydrocarbons produced or to be produced from any Lease and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or
     (b) grants to the purchaser an option or right of refusal to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or shall be, applied as payment for the purchase price thereof or of a percentage or a share of such production; provided, however, that the inclusion of the standard "take or pay" provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof, nor shall any Gas Balancing Agreement, in and of itself, constitute such Gas Balancing Agreement as an Advance Payment Contract for the purposes hereof.

           "Affiliate" means, as to any Person, any other  Person
     (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or other equity interests of such Person; or (c) 10% or more of the voting stock or other equity interests of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of the Borrower or any of its Subsidiaries or Affiliates by virtue of the contractual relationships evidenced by the Loan Documents.

           "Agent" means as defined in the introductory paragraph to this Agreement.

           "Applicable Lending Office" means, for each Bank and each Type of Loan, the Lending Office of such Bank (or of an Affiliate of such Bank) designated for such Type of Loan below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Loans of such Type are to be made and maintained.

           "Applicable Margin" means (a) during the period that a Loan is a Base Rate Loan, the applicable Base Margin specified below, and (b) during the period that a Loan is a Eurodollar Loan, the applicable Eurodollar Margin specified below, in each case being the Base Margin or Eurodollar Margin, as the case may be, that is applicable during all times when the Outstanding Credit is the percentage of the Availability indicated below:

                                        Eurodollar
            Outstanding Credit            Margin    Base Margin
     Less than 25% of Availability           1.000%       0.000%
     Greater than or equal to 25%,           1.250%       0.000%
     but less than 50% of
     Availability
     Greater than or equal to 50%,           1.500%       0.000%
     but less than 75% of
     Availability
     Greater than or equal to 75% of         1.750%       0.125%
     Availability

           "Assigning Bank" is defined in Section 13.8(b) of this Agreement.

           "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to Section 13.8 hereof, in substantially the form of Exhibit "D" hereto.

           "Availability" means at any time the lesser of (a) the aggregate amount of the Commitments or (b) the Borrowing
     Base as determined by the Required Banks from time to time in accordance with Section 2.19 and then in effect.

          "Bank" and "Banks" means as defined in the introductory paragraph of this Agreement.

           "Base Rate" means as of any date of determination, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the greater of (a) the Prime Rate in effect on such day, or (b) the sum of the Federal Funds Rate in effect on such day plus one-half of one percent. If for any reason the Agent shall have determined (which determination shall be prima facie correct) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure after diligent effort of the Agent to obtain sufficient quotations in accordance with the definition of Federal Funds Rate, the
     Base  Rate  shall  be determined without  regard  to  clause
     (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively, without notice to the Borrower.

           "Base Rate Loans" means Loans that bear interest at rates based upon the Base Rate.

           "Basle Accord" means the proposals for risk-based capital described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

            "Borrower" means as defined in the introductory paragraph of this Agreement.

          "Borrower's Notice" is defined in Section 2.20.

           "Borrowing Base" means, at any particular time, the Dollar amount determined in accordance with Section 2.19 with respect to Proven Reserves attributable to Oil and Gas Properties described in the most recent Engineering Report delivered to the Agent pursuant to Section 2.19 in which the Bank has perfected, first priority Liens (except for Permitted Liens, if any, expressly approved by the Agent as having priority pursuant to the Mortgage) pursuant to the Security Documents. The initial Borrowing Base as of the Closing Date shall be $12,000,000.

           "Business Day" means (a) any calendar day on which commercial banks are not authorized or required to close in Houston, Texas or New York, New York, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods and notices in connection with Eurodollar Loans, any calendar day which is a Business Day described in clause (a) above and which is also a calendar day on which dealings in Dollar deposits are carried out in the London interbank market.

           "Capital Expenditures" means any expenditure by a Person in respect to the cost of any fixed asset, equipment, real property or improvements, or a similar type of asset the expenditure for which would be capitalized in accordance with GAAP (or replacement, substitution or addition thereto) which has a useful life of more than one year.

           "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

           "Capital  Stock" means any and all shares,  interests,
     participations,   rights  or  other   equivalents   (however
     designated)  evidencing  equity  interests  in  an   issuing
     entity.

           "Change of Control" means that a majority of the board of directors of Borrower at any time shall cease to be made up of Qualified Directors. For purposes hereof, a Qualified Director of Borrower is: (i) a director of Borrower as of the date hereof; or (ii) any director (A) nominated for election as a director by a vote of directors, or
     (B) elected to the board of directors by a vote of the directors to fill a vacancy, and at the time of such nomination or election at least a majority of the directors were Qualified Directors.

           "Closing Date" means the date on which all of the conditions precedent in Section 6.1 shall be satisfied.

           "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

           "Collateral" means Property upon which a Lien is created or purported to be created by any Security Document.

            "Commitments"  means  all  of  the  Revolving  Credit
     Commitments of all of the Banks, the aggregate of which equals $25,000,000 as of the date hereof.

           "Commitment Percentage" means, as to any Bank, the percentage equivalent of a fraction the numerator of which is the amount of the Revolving Credit Commitment of such Bank and the denominator of which is the aggregate amount of the Commitments of all of the Banks.

           "Company" and "Companies" means the Borrower and the Subsidiaries.

          "Consolidated Current Assets" means (a) those assets of
     the  Companies  that  would  in  accordance  with  GAAP   be
     classified  as  current  assets plus (b)  Availability  less
     Outstanding Credit.

            "Consolidated   Current  Liabilities"   means   those
     liabilities of the Companies that would in accordance with GAAP be classified as current liabilities, excluding the current portion of long-term Debt.

           "Consolidated Current Ratio" means the  ratio  of  the
     Consolidated  Current  Assets  of  the  Companies   to   its
     Consolidated Current Liabilities.

            "Consolidated Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' or owners' equity on a consolidated balance sheet of the Companies; provided, however, there shall be excluded therefrom: (a) any amount at which shares of capital stock of any Person appear as an asset on the balance sheet of such Person, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses,
     (e) loans and advances to any stockholder, director, officer, partner, or employee of the Borrower, any Subsidiary, or any Affiliate of the Borrower or any
     Subsidiary and (f) all other assets which are properly classified as intangible assets.

           "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.6 of a Eurodollar
     Loan as a Loan of the same Type from one Interest Period to the next Interest Period.

           "Contribution Agreement" means the contribution and indemnity agreement, substantially in the form of Exhibit "I", to be executed and delivered by the Companies, as the same may be amended, modified, supplemented and in effect from time to time.

           "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.6 or Article 4 of one
     Type of Loan into another Type of Loan.

          "Date of Sale" is defined in Section 2.19(c).

           "Debt" means, as to any Person at any time (without duplication): (a) all indebtedness, liabilities and obligations of such Person for borrowed money, (b) all indebtedness, liabilities and obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 calendar days, (d) all Capital Lease Obligations of such Person, (e) all indebtedness, liabilities and obligations of others Guaranteed by such Person, (f) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person,
     (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (h) all accrued indebtedness, liabilities and obligations of such Person to redeem or retire shares of Capital Stock of such Person, (i) all indebtedness, liabilities and obligations of such Person in connection with any Financial Hedge or Hydrocarbon Hedge, and (j) all indebtedness, liabilities and obligations of such Person in respect of unfunded vested benefits under any Plan.

           "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

           "Default Rate" means, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of the Base Rate plus the Applicable Margin for Base Rate Loans plus two percent (provided that, if such amount in default is principal of a Eurodollar Loan and the due date is a calendar day other than the last calendar day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last calendar day of the Interest Period therefor, two percent plus the interest rate for such Loan for such Interest Period as provided in
     Section 2.4(a) hereof, and, thereafter, the rate provided for above in this definition).

           "Dollars"  and  "$" mean lawful money  of  the  United
     States of America.

           "EBITDA" means, for any Person for any period, the Net Income (Loss) of such Person for such period taken as a single accounting period (excluding the effect of cumulative changes in GAAP and discontinued operations), plus (a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense, (iii) Interest Expense,
     (iv) income tax expense and (v) extraordinary losses (and other losses on asset sales not otherwise included in extraordinary losses determined on a consolidated basis in conformity with GAAP); less (b) the sum of the following amounts of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss):
     (i) extraordinary gains and other gains on asset sales not otherwise included in extraordinary gains determined on a consolidated basis in conformity with GAAP, (ii) the Net Income (Loss) of any other Person that is accounted for by the equity method of accounting except to the extent of the amount of dividends or distributions paid to such Person, and (iii) the Net Income (Loss) of any other Person acquired by such Person or a Subsidiary of such Person in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition.

           "Eligible Assignee" means any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund or other financial institution (whether a corporation, partnership or other entity) reasonably acceptable to both the Agent and the Borrower having total assets in excess of $10,000,000,000.

           "Engineering Report" means a report, in form and substance reasonably satisfactory to the Agent, prepared by an Independent Engineer, addressed to the Borrower with a copy to the Agent or prepared by the Borrower, as may be required pursuant to Section 2.19, with respect to the Oil and Gas Properties owned by the Companies which are or are to be Mortgaged Properties included in the Borrowing Base, which report shall (a) specify the location, quantity and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves, (d) set forth in detail the Capital Expenditures contemplated to be made by the Borrower in the initial two calendar quarters specified in such Engineering Report in order to effectuate the Tie-In substantially in accordance with the presently contemplated schedule for completion thereof and obtain the rate of production and net operating revenues described in clauses (b) and (c)) above respectively ("Scheduled Capital Expenditures"), and
     (e) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Agent.

           "Environmental Laws" means any and all federal, state and local laws, regulations and requirements regulating, pertaining to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., the Superfund Amendment and Reauthorization Act of 1986, 99-499, 100 Stat. 1613, the Clean Air Act, 42 U.S.C. 7401 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., as such laws, regulations and requirements may be amended or supplemented from time to time.

           "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

           "ERISA"  means the Employee Retirement Income Security
     Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

           "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Company or is under common control (within the meaning of Section 414(c) of the Code) with any Company.

           "Eurodollar Loans" means Loans that bear interest at rates based upon the Adjusted Eurodollar Rate.

           "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Bank at approximately 11:00 a.m. London time
     (or as soon thereafter as practicable) two Business Days prior to the first calendar day of such Interest Period for the offering by the Reference Bank to leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan made by the Reference Bank to which such Interest Period relates. If the Reference Bank is not participating in any Eurodollar Loans during any Interest Period therefor (pursuant to Section 4.4 or for any other reason), the Adjusted Eurodollar Rate for such Loans for such Interest Period shall be determined by reference to the amount of the Loans which the Reference Bank would have made had it been participating in such Loans.

           "Event  of  Default"  has  the  meaning  specified  in
     Section 11.1.

            "Excess   Amount"  has  the  meaning   specified   in
     Section 2.20.

           "Existing Burdens" means royalty interests, overriding royalty interests, net profits interests, production payments or other payments out of or with respect to the production of Hydrocarbons, and which are (a) in existence on the Closing Date and have been taken into account in the ownership interests of the Companies in and to the Mortgaged Properties as set forth in Exhibit "A" to the Mortgages,
     (b) reserved by the grantor in an assignment of a Lease to any Company after the date hereof or reserved by a lessor in any Lease entered into with any Company after the date hereof, (c) assigned or transferred by any Company in the ordinary course of business after the Closing Date with respect to Oil and Gas Properties that are not Mortgaged
     Properties, or (d) permitted by the Required Banks in writing after the Closing Date.

           "Federal Funds Rate" means, for any calendar day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such calendar day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such calendar day; provided that (a) if the calendar day for which such rates is to be determined is not a Business Day, the Federal Funds Rate for such calendar day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
     (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any calendar day shall be the average rate charged to the Reference Bank on such calendar day on such transactions as determined by the Agent.

           "Fee Letter" means the letter, dated the date of this Agreement, from the Borrower to the Agent relating to certain fees, including an annual agency fee, that are solely for the Agent's benefit.

           "Financial Hedge" means a swap, collar, floor, cap, option, corridor or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates, as such term is referred to in the capital markets.

           "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in Statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

           "Gas" means natural gas, coal seam gas, gas well gas and casinghead gas, and the residue therefrom.

           "Gas Balancing Agreement" means any agreement or arrangement whereby the Borrower or any other Person having an interest in any Hydrocarbons to be produced from the Leases has a right to take either more or less than its proportionate share of production therefrom.

            "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay (except with respect to pipeline operations for periods of less than one year), or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

           "Guarantor" means each Subsidiary existing on the Closing Date and each Subsidiary which at any time executes and delivers a Guaranty.

            "Guaranty" means a guaranty and subordination agreement, substantially in the form of Exhibit "H" hereto, to be executed and delivered by each Guarantor to the Agent, as the same may be amended, modified, supplemented and in effect from time to time.

           "Hazardous  Material"  means any  substance,  product,
     waste,    pollutant,   material,   chemical,    contaminant,
     constituent or other material which is or becomes listed, regulated or addressed under any Environmental Law.

           "Hydrocarbon Hedge" means a swap, collar, floor, cap, option, corridor or other contract (including sales contracts with known prices) which is intended to reduce or eliminate the risk of fluctuations in the price of Hydrocarbons, as such terms are referred to in the capital markets.

           "Hydrocarbons" means oil, Gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products and other substances derived therefrom or from the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium and any and all minerals, ores or substances of value and the products and proceeds therefrom.

             "Independent   Engineer"   means   any   independent
     engineering firm selected by the Borrower and approved by the Agent in its reasonable judgment.

           "Initial  Engineering  Report" means  the  Engineering
     Report   prepared   by  Citadel  Engineering,   Ltd.   dated
     January 1, 1997.

          "Initial Redetermination Date" means the effective date
     of   the  initial  redetermination  of  the  Borrowing  Base
     pursuant to clause (a)(i) of Section 2.19.

           "Intercompany Payables" means any and all indebtedness of any Company owed or owing to another Company or an Affiliate of any Company, including, without limitation, the Permitted Advances that any Guarantor may owe to the Borrower.

            "Intercompany Receivables" means any and all indebtedness owed or owing to any Company by another Company or an Affiliate of any Company, including, without limitation, the Permitted Advances by the Borrower to the Guarantors.

           "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA to (b) Interest Expense.

           "Interest Expense" means, for any Person for any period, gross interest expense (including the interest component of Capital Lease Obligations) of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

          "Interest Period" means, with respect to any Eurodollar Loans, each period commencing on the date such Loans are made or Converted from Base Rate Loans or (if Continued) the last calendar day of the next preceding Interest Period with respect to such Loans, and ending on the numerically corresponding calendar day in the first, second, third, or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.8 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any calendar day for which there is no numerically corresponding calendar day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.
     Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a calendar day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; (c) no more than three Interest Periods for Eurodollar Loans shall be in effect at the same time; (d) no Interest Period for any Eurodollar Loans shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder; and (e) no Interest Period may extend beyond a principal repayment date unless, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans having Interest Periods that end after such principal payment date shall be equal to or less than the Loans scheduled to be outstanding hereunder after such principal repayment date.

          "L/C Application" is defined in Section 2.10.

               "L/C Documents" is defined in Section 2.10.

           "Leases" means all oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases or any other instruments, agreements or conveyances under and pursuant to which the Companies have or obtain the right to enter upon lands and explore for, drill and develop such lands for the production of Hydrocarbons.

          "Letter of Credit" means any letter of credit issued by the Agent pursuant to Article 2.

           "Letter of Credit Liabilities" means, at any time, the aggregate face amounts of all outstanding Letters of Credit.

          "Letter of Credit Request Form" means a certificate, in
     substantially  the  form  of  Exhibit  C  hereto,   properly
     completed and signed by the Borrower requesting issuance of a Letter of Credit.

           "Letters in Lieu of Transfer Orders" means each letter in lieu of transfer and division orders, substantially in form of Exhibit "F" hereto, executed by the respective Companies and the Agent, directing each purchaser of Hydrocarbons attributable to Mortgaged Properties to make payment directly to the Agent upon the occurrence and during the continuance of an Event of Default in accordance with
     Section 11.2(e).

          "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

          "Loan" means an advance of funds by the Banks or any of them to the Borrower pursuant to Article II.

           "Loan Documents" means this Agreement, the Notes, the Guaranty, the Security Documents, the Letters of Credit, the L/C Documents, the Letters in Lieu of Transfer Orders, the documentation evidencing any Financial Hedge or Hydrocarbon Hedge pursuant hereto, and all other agreements, documents and instruments executed and/or delivered pursuant to or in connection with this Agreement, as such agreements, documents and instruments may be amended, modified, renewed, extended or supplemented from time to time.

           "Majority Banks" means, at any time while no Loans are outstanding, Banks having at least 66-2/3% of the aggregate amount of the Commitments and, at any time while any Loans are outstanding, Banks holding at least 66-2/3% of the outstanding aggregate principal amount of the Loans.

           "Material Adverse Effect" means a material adverse effect on (a) the Property, business, operations, financial condition, cash flow, liabilities or capitalization of the Companies taken as a whole, (b) the ability of the Borrower or any Material Subsidiary to pay and perform its obligations under the Loan Documents, (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Bank thereunder or (d) the value of the Collateral (exclusive of any decline in the value of the Collateral resulting from (i) depletion caused by production from the Oil and Gas Properties constituting such Collateral in the ordinary course of business or (ii) a decrease in the market prices for oil and gas).

           "Material Contract" (a) means, as to any Person, any supply, purchase, service, employment, tax, indemnity, operating, pooling order, unitization, partnership, joint venture or other agreement or order of such Person or any of its Subsidiaries or by which such Person or any of its Subsidiaries or any of their respective Properties are otherwise bound, which is material to the business, operations or Properties of such Person, as the same shall be amended, modified and supplemented and in effect from time to time and (b) as to the Borrower, includes, without limitation, any material agreement or contract relating to the Tie-In.

           "Material Subsidiaries" means those Subsidiaries of Borrower, whether direct or indirect and whether now owned or hereafter acquired, that the Agent at any time determines to be material, such determination to be made by the Agent in its sole discretion.

           "Maximum Rate" means, at any time and with respect to any Bank, the maximum rate of nonusurious interest under applicable law that such Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable rate ceiling described in, and computed in accordance with, Article 5069-1D.001 et seq., Vernon's Texas Civil Statutes.

           "Mortgages" means each Deed of Trust, Mortgage, Pledge Agreement, Assignment of Production and Financing Statement, substantially in the form of Exhibits "E" hereto, to be executed and delivered by the respective Companies to the Agent for the benefit of the Banks, as the same may be amended, modified, supplemented and in effect from time to time (which Mortgages shall relate to the Oil and Gas Properties in the States of Texas and Montana, respectively, and the personal property of the Companies, including, without limitation, the Intercompany Receivables).

           "Mortgaged  Property"  means  the  Mortgaged  Property
     (which   term  includes,  without  limitation,  the  Subject
     Leases) as such term is defined in the Mortgages.

          "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

           "Net Income (Loss)" means, for any Person for any period, the aggregate of net income (or loss) from continuing operations of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

           "Net Proceeds" from any issuance, sale or other disposition of any shares of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares) means the amount equal to (a) the aggregate gross proceeds of such issuance, sale or other disposition, less (b) the following: (i) placement agent fees, (ii) underwriting discounts and commissions,
     (iii) bank and other lender fees, and (iv) legal fees and other expenses payable by the issuer in connection with such issuance, sale or other disposition.

           "Notes" means the Revolving Credit Notes and all extensions, renewals and modifications thereof.

           "Notice of Borrowing, Conversion, Continuation or Prepayment" means a notice of borrowing, conversion, continuation or prepayment substantially in the form of
     Exhibit "B" hereto, properly completed and signed by Borrower pursuant to Section 2.11 hereof.

          "Notice of Sale" is defined in Section 2.19(c).

            "Obligations" means (a) all present and future indebtedness, liabilities and obligations of the Borrower to the Agent and/or the Banks, whether arising pursuant to any of the Loan Documents or otherwise, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, interest on the Loans, the Borrower's contingent reimbursement obligations in respect of Letters of Credit and all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Loan Documents, and (b) all present and future indebtedness, liabilities and obligations of the Borrower to any Bank under any Financial Hedge or Hydrocarbon Hedge.

          "Oil and Gas Properties" means any and all right, title and interest of the Borrower in and into all fee mineral interests, Leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, production payments and similar mineral interests, and all unsevered and unextracted Hydrocarbons in, under or attributable to such oil and/or gas Properties and/or interests.

           "Operating Lease" means any lease of Property (other than a Capital Lease Obligation).

          "Outstanding Credit" means, at any particular time, the sum of the aggregate outstanding principal amount of the Loans plus the Letter of Credit Liabilities at such time.

          "Participant" means a bank or other institution to whom a Bank has sold a participation interest in all or a portion of its rights and obligations under this Agreement and the other Loan Documents.

           "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

          "Permitted Liens" means:

               (a) Certain existing Liens disclosed on Schedule 1.1 hereto;

               (b)       Liens in favor of the Agent pursuant to the Loan
          Documents;

               (c) Encumbrances consisting of easements, zoning restrictions or other restrictions on the use of real Property that do not (individually or in the aggregate) have a Material Adverse Effect, including without limitation, the easements described on Schedule 1.1c hereto;

          (d) Liens referred to in clauses (i), (ii) and (iii) below if and only if the indebtedness or obligation secured thereby is not due and payable or, if any indebtedness or obligation secured thereby is due and payable (x) such Liens are being contested in good faith by appropriate proceedings being diligently pursued,
          (y) the aggregate amount due and payable under all such Liens shall not at any time exceed $250,000, and (z) levy, execution or foreclosure proceedings in respect of any such Lien shall not have been commenced or shall have been stayed:

          (i) Liens (other than Liens relating to Environmental Liabilities or ERISA) for taxes, assessments or other governmental charges;

           (ii) Liens of mechanics, materialmen, warehousemen, carriers or other similar statutory Liens; and

                    (iii)          Landlord's Liens;

          (e) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt) or leases made in the ordinary course of business;

               (f)       Existing Burdens;

               (g) Purchase-money Liens on any equipment hereafter acquired or the assumption of any Lien on equipment existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien on any equipment incurred in connection with any conditional sale or other title retention agreement or a Capital Lease Obligation; provided that:

          (i) any equipment subject to the foregoing is acquired in the ordinary course of business and the Lien on the equipment attaches concurrently or within 60 calendar days after the acquisition thereof;

          (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the equipment covered thereby, together with all accrued interest thereon and any fees, expenses or charges relating thereto;

          (iii) each such Lien shall attach only to the equipment so acquired and any products or proceeds thereof;

          (iv) the Debt secured by all such Liens shall not exceed $250,000 at any time outstanding in the aggregate; and

          (v) the Debt secured by such Liens is permitted by the provisions of Section 9.1 and the related expenditure is permitted under this Agreement;

          (h) In respect of the Oil and Gas Properties, minor defects in title which do not affect the marketability thereof or restrict the full use and other benefits of ownership by the Companies or the ability of the Companies to receive a share of production from, allocated to, or attributable to such Oil and Gas Properties equal to the net revenue interest of the Companies therein as represented herein or in the other Loan Documents, and which are customarily waived by reasonable and prudent operators;

               (i) Liens under operating agreements, pooling orders and unitization agreements; and

               (j) Any extension or renewal of any of the foregoing, provided that Liens permitted hereunder shall not be spread to cover any additional indebtedness or Property;

     provided,   however,  that  none  of  the  Permitted   Liens
     identified in clauses (a), (e) or (g) above may attach or relate to any Oil and Gas Properties.

           "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority or other entity.

           "Plan" means any employee benefit or other plan established or maintained by any Company or any ERISA
     Affiliate and which is covered by Title IV of ERISA.

            "Pledge Agreement" means a pledge and security agreement, substantially in form of Exhibit "G" hereto, to be executed and delivered by certain of the Companies to the Agent for the benefit of the Banks, as the same may be amended, modified, supplemented and in effect from time to time (which pledge and security agreement shall relate to the Capital Stock of all of the Material Subsidiaries).

           "Prime Rate" means, at any time, the rate of interest per annum then most recently established by Citibank, N.A. as its general reference rate of interest, which rate may not be the lowest rate of interest charged by Citibank, N.A. to its borrowers; provided, however, that, in lieu of Citibank, N.A. or any successor bank to Citibank, N.A. for purposes of establishing the Prime Rate, the Agent may, at any time upon five Business Days prior written notice to the Borrower, designate (a) The Bank of New York, New York, New York (at its head office) or (b) any other bank as may be reasonably acceptable to the Borrower as the reference bank. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect without notice to the Borrower at the time of such change in the Prime Rate.

           "Principal Office" means the principal office of the Agent, presently located at Houston, Texas.

           "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

           "Property" means property of all kinds, real, personal
     or   mixed,  tangible  or  intangible  (including,   without
     limitation, all rights relating thereto), whether owned or acquired on or after the date of this Agreement.

           "Proven Reserves" means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties included or to be included in the Borrowing Base under existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made). The prices used may include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

           "Quarterly Payment Date" means the last day of each March, June, September and December of each year, the first of which shall be December 31, 1997.

          "Reference Bank" means Banque Paribas.

          "Register" is defined in Section 13.8(d).

           "Regulation  D"  means Regulation D of  the  Board  of
     Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

           "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including such Bank) of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

           "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of
     Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water or Property.

            "Remedial  Action"  means  all  actions  required  to
     (a) cleanup, remove, treat or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care for incidents involving actual or threatened Releases of Hazardous Materials or actual or potential violations of Environmental Laws.

          "Reportable Event" means any of the events set forth in
     Section 4043 of ERISA.

           "Requesting Banks" means, at any time while no Loans are outstanding, Banks having more than 50% of the aggregate amount of the Commitments and, at any time while any Loans are outstanding, Banks holding more than 50% of the outstanding aggregate principal amount of the Loans.

           "Required Banks" means, at any time while no Loans are outstanding, Banks having 100% of the aggregate amount of the Commitments and, at any time while any Loans are outstanding, Banks holding 100% of the outstanding aggregate principal amount of the Loans.

           "Reserve Requirement" means, for any Eurodollar Loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Reference Bank against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by the Reference Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

           "Revolving Credit Commitment" means, as to any Bank, the obligation of such Bank to make Loans and issue or participate in Letters of Credit hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading
     "Initial  Commitment"  (or, in the case  of  a  Person  that becomes a Bank pursuant to Section 13.8, the amount specified in the relevant Assignment and Acceptance), as such Commitment may be reduced or terminated pursuant to Sections 2.19, 11.2 or 13.8.

           "Revolving Credit Note" means the promissory note of the Borrower payable to the order of each Bank substantially in the form of Exhibit "A" hereto and provided for by
     Section 2.2 hereof, and all extensions, renewals and modifications thereof and all substitutions therefor.

            "Scheduled  Capital  Expenditures"  has  the  meaning
     specified   in  the  definition  of  the  term  "Engineering
     Report."

           "SEC" means the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

          "Security Documents" means the Mortgages, the Guaranty, the Pledge Agreements, and all other mortgages, deeds of trust, assignments, security agreements, pledge agreements, financing statements and other documents and agreements executed and delivered by the respective Companies or any other Person to the Agent that grant or perfect Liens on any Property to secure the Obligations or any part thereof, as the same may be amended, modified, supplemented and in effect from time to time.

           "Subsidiary" means any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries.

          "Termination Date" means 11:00 a.m. Houston, Texas time on October 31, 2002, or such earlier date on which the Commitments terminate as provided in this Agreement.

           "Type" means any type of Loan (i.e., Base Rate Loan or
     Eurodollar Loan).

          "UCC" means the Uniform Commercial Code as in effect in the State of Texas and/or each other jurisdiction whose laws are applicable to the creation of a security interest in any Property securing all or any portion of the Obligations.

     1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

     1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent or the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in
Section 7.2 hereof. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 7.2 hereof. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, (a) the Borrower will not change the last calendar day of its fiscal year from December 31, or the last calendar days of the first three fiscal quarters of the Borrower in each of its fiscal years from March 31, June 30 and September 30, respectively; and (b) the Borrower will not permit any Subsidiary to change its fiscal year except to coincide with that of the Borrower without the prior written consent of the Agent.

2                   Loans; Letters of Credit

     2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, and provided that no Default exists and is continuing, each Bank agrees to make one or more loans to the Borrower from time to time from and including the date hereof to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding (a) the Availability multiplied by such Bank's Commitment Percentage as then in effect, minus (b) such Bank's Commitment Percentage of the Letter of Credit Liabilities. Subject to the foregoing limitations and the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the amount of the Commitments by means of Eurodollar Loans and Base Rate Loans until the Termination Date and, until the Termination Date, the Borrower may Continue Eurodollar Loans or Convert Loans of one Type into Loans of the other Type. Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

     2.2 Revolving Credit Notes. The Loans made by each Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "A" hereto, dated the date hereof, payable to the order of each such Bank in a maximum principal amount equal to its Commitment as initially in effect and otherwise duty completed.

     2.3        Repayment of Loans.  Subject to Section 2.20, the
Borrower shall pay to the Agent for the account of the Banks the outstanding principal amount of all of the Loans as follows:

          (a) in connection with each determination or redetermination of the Borrowing Base, the Borrower shall make a payment of principal of the Loans in an amount equal to the amount (if any) required to be paid pursuant to Section 2.20 on or before the date therefor specified in Section 2.20; and

          (b) all outstanding principal of the Loans shall be due and payable on the Termination Date.

     2.4       Interest.

          (a) Interest Rate. The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

               (i) if such Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin; and

               (ii) if such Loan is a Eurodollar Loan, the Adjusted Eurodollar Rate plus the Applicable Margin.

          (b) Payment Dates. Accrued interest on the Loans shall be due and payable as follows:

               (i)       in the case of Base Rate Loans, on each Quarterly
          Payment Date;

               (ii) in the case of each Eurodollar Loan, on the last calendar day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period;

               (iii) upon the payment or prepayment of any Loan or the Conversion of any Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted); and

               (iv)      on the Termination Date.

          (c) Default Interest. Notwithstanding the foregoing, the Borrower shall pay to the Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Loan made by such Bank and (to the fullest extent permitted by law) any other amount payable by the Borrower under this Agreement or any other Loan Document to or for the account of such Bank, that is not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

     2.5       Borrowing Procedure.  The Borrower shall give the Agent
notice   of   each   borrowing  hereunder  in   accordance   with
Section  2.8.  Not later than 11:00 a.m. Houston, Texas  time  on the  date specified for each borrowing hereunder, each Bank shall make  available the amount of the Loan to be made by it  on  such date  to  the  Agent,  at  the Principal Office,  in  immediately
available  funds, for the account of the Borrower.   As  soon  as
reasonably practicable on such date, the amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing or wire transferring the same, in immediately available funds, in or to an account of the Borrower (designated by the Borrower).

     2.6 Prepayments, Conversions, and Continuations of Loans. Subject to Section 2.7, the Borrower shall have the right from time to time to prepay the Loans, or to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue Eurodollar Loans, provided that: (a) the Borrower shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 2.8; (b) Eurodollar Loans may only be Converted on the last calendar day of the Interest Period, and
(c) except for Conversions into Base Rate Loans, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

     2.7 Minimum Amounts. Except for Conversions and prepayments pursuant to Article 4, each borrowing, each Conversion and each prepayment of principal of the Loans shall be in an amount at least equal to $250,000 or an integral multiple of $50,000 in excess thereof (borrowings, prepayments or Conversions of or into Loans of different Types or, in the case of Eurodollar Loans having different Interest Periods at the same time hereunder, to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to $1,000,000 or in integral multiples of $250,000 in excess thereof.

     2.8 Certain Notices. Notices by the Borrower to the Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. Houston, Texas, time on the date that is at least the number of Business Days prior to the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first Business Day of such Interest Period, specified below:

                                   Minimum Number of Business
               Notice                   Days Prior Notice
     Termination or reduction                   3
     of
       Commitments
     Borrowing or prepayment                    1
     of, or Conversions
        into, Base Rate Loans
     Borrowing or prepayment                    3
     of, Conversions
       into, Continuations as,
     or duration
       of Interest Period for,
     Eurodollar Loans

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such Notice of Borrowing, Conversion, Continuation or Prepayment shall be in the form of Exhibit "B" attached hereto and shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 2.7 hereof) and Type of the Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Banks of the contents of each such notice. In the event the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 2.8, such Loan (if outstanding as a Eurodollar Loan) will be automatically  Converted  into a  Base  Rate  Loan  on  the  last
Business Day of the Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. The Borrower may not borrow any Eurodollar Loans, Convert any Loans into Eurodollar Loans or Continue any Loans as Eurodollar Loans if the interest rate for such Eurodollar Loan would exceed the Maximum Rate.

     2.9 Use of Proceeds. The proceeds of Loans shall be used by the Borrower to repay existing Debt of the Borrower and the Guarantors, to support working capital, for general corporate purposes, and to finance property development, all in the ordinary course of business,

     2.10 Letters of Credit. Subject to the terms and conditions of this Agreement, the Agent agrees to issue one or more Letters of Credit for the account of the Borrower from time to time from and including the date hereof to but excluding the Termination Date; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed, and the Agent shall not be obligated to issue any Letter of Credit which would cause the outstanding Letter of Credit Liabilities to exceed, the lesser of
(a) $2,000,000 or (b) an amount equal to (i) the Availability, minus (ii) the outstanding Loans. Each Letter of Credit may be issued for the account of or used by any Company, but the Borrower shall have full liability for each Letter of Credit. Each Letter of Credit shall have an expiration date not to exceed
one   year,  shall  not  have  an  expiration  date  beyond   the
Termination Date, shall be payable in Dollars, shall have a minimum face amount of $50,000, must support a transaction that is entered into in the ordinary course of the Companies' business, must be satisfactory in form and substance to the Agent, and shall be issued pursuant to such documents and instruments (including, without limitation, the Agent's standard application for issuance of standby letters of credit as then in
effect   ["L/C   Application"])  as   the   Agent   may   require
(collectively, the "L/C Documents").

     2.11 Procedure for Issuing Letters of Credit. Each Letter of Credit shall be issued on at least four Business Days prior notice from the Borrower to the Agent by means of a Letter of Credit Request Form describing the transaction proposed to be supported thereby and specifying (a) the requested date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the name and address of the account party (which shall be a Company),
(f) the purpose for which such Letter of Credit will be used, and
(g) the form of the draft and any other documents required to be presented at the time of any drawing (such notice to set forth the exact wording of such documents or to attach copies thereof). The Agent shall notify each Bank of the contents of each such notice on the day such notice is received by Agent if received by 11:00 a.m. Houston, Texas time on a Business Day and otherwise on the next succeeding Business Day.

     2.12 Participation by Banks. Immediately upon the Agent's issuance of any Letter of Credit, the Agent shall be deemed to have sold and transferred to each other Bank and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Agent, without recourse or warranty, an undivided interest and participation (to the extent of such Bank's Commitment Percentage) in such Letter of Credit and all applicable rights of the Agent in such Letter of Credit. The Agent shall provide to each other Bank a copy of each Letter of Credit issued on or after the date hereof, promptly after issuance.

     2.13 Payments Constitute Advances. Each payment by the Agent pursuant to a drawing under a Letter of Credit shall constitute and be deemed a Base Rate Loan by each Bank to the Borrower under such Bank's Note and this Agreement as of the day and time such payment is made by the Agent and in the amount of such Bank's Commitment Percentage of such payment. Promptly on the date of each payment by the Agent pursuant to a drawing under a Letter of Credit and after receipt of notice from the Agent as to the amount of such payment, each Bank will make available to the Agent at the Principal Office in immediately available funds, such Bank's Commitment Percentage of such payment.

     2.14 Letter of Credit Fee. The Borrower shall pay to the Agent for the account of the Banks a nonrefundable letter of credit fee on the date each such Letter of Credit is issued in an amount equal to 1.0% per annum of the face amount of such Letter of Credit, for the period during which such Letter of Credit will remain outstanding. The letter of credit fee is based on a 360 day year and the actual number of days in the stated term of such Letter of Credit. The Borrower shall pay to the Agent, solely for its own account, a nonrefundable issuance and fronting fee for each Letter of Credit in an amount equal to 1/8 of 1% per annum of the face amount of such Letter of Credit, calculated on the basis of a year of 360 days and payable on the date each such Letter of Credit is issued.

     2.15 Agent's Responsibilities. Agent agrees with each Bank that it will exercise and give the same care and attention to each Letter of Credit as it gives to its other letters of credit. Each Bank and the Borrower agree that, in paying any draft or draw under any Letter of Credit, the Agent has no responsibility to obtain any document or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy or genuineness or the authority of any Person delivering it. Neither the Agent nor any of its representatives, directors, officers, employees, attorneys or agents shall be liable to any Bank or any Company for any Letter of Credit's use or for any beneficiary's acts or omissions. The Agent shall have no liability to any Company or any Bank for any action, inaction, error, delay or omission taken or suffered by the Agent or any of its representatives, directors, officers, employees, attorneys or agents in connection with any Letter of Credit, applicable draws, drafts or documents, or the transmission, dispatch or delivery of any related message or advice, if done, taken or made in accordance with the L/C Documents.

     2.16 Letter of Credit Documents. Certain additional provisions regarding the obligations, liabilities, rights, remedies and agreements of the Borrower and the Agent relative to the Letters of Credit shall be set forth in the L/C Documents. The terms of this Agreement shall control any express conflict between the terms of this Agreement and the terms of any L/C Application.

     2.17      Fees.

          (a) For the period from and including the date of this Agreement to and including the Termination Date, the Borrower agrees to pay to the Agent on behalf of the Banks a commitment fee equal to the sum of: 0.125% per annum of the daily average unused amount of the aggregate Availability. Such fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date based upon the daily average unused amount of the aggregate Availability during the calendar quarter in which such payment date falls and during the portion of the immediately preceding calendar quarter each inclusive of and subsequent to the immediately preceding payment date for such commitment fee. For the purpose of calculating the commitment fee hereunder, the Availability shall be deemed utilized by the amount of all outstanding Loans and all Letter of Credit Liabilities.

          (b) Upon acceptance by the Borrower of any increase in the Availability from time to time hereafter, the Borrower agrees to pay the Agent on behalf of the Banks a facility fee in an amount equal to 0.25% of any such increase in the Availability in excess of the highest Availability previously accepted by the Borrower hereunder.

          (c)       The Borrower shall comply with the Fee Letter.

     2.18 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed on the basis of a year of (a) 360 calendar days in the case of Eurodollar Loans and in the case of Base Rate Loans when the Base Rate is based on the Federal Funds Rate and (b) 365 or 366 calendar days, as the case may be, in all other cases, and the actual number of calendar days elapsed (including the first calendar day but excluding the last calendar day) occurring in the period for which payable unless, with respect to Loans specified in clause (a) of this Section 2.18, such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 calendar days, as the case may be.

     2.19      Borrowing Base.

          (a)       Semi-Annual Redeterminations.

               (i) (A) On or before each September 1, commencing September 1, 1998, the Borrower shall deliver to the Agent, at the Borrower's expense, an Engineering Report, certified by an officer of the Borrower reasonably acceptable to the Agent, dated as of the immediately preceding July 1, together with the report required to be delivered by the Borrower pursuant to clause (ii) of Section 8.1(1) setting forth the aggregate amount of the Borrower's liabilities under any Gas Balancing Agreements; (B) on or before each March 1, commencing March 1, 1998, the Borrower shall deliver, or cause to be delivered, to the Agent, at the Borrower's expense, an Engineering Report prepared and certified by an Independent Engineer as of the immediately preceding January 1, together with the report required to be delivered by Borrower pursuant to clause (ii) of Section 8.1(1) setting forth the aggregate amount of Borrower's liabilities under any Gas Balancing Agreements; and (C) provided, however, that the Agent may, upon the giving of notice to the Borrower at any time and at the Borrower's expense, require that an Engineering Report be prepared and certified by an Independent Engineer, but in no event shall more than one additional Engineering Report be required to be prepared and certified by an Independent Engineer annually so long as no Default has occurred and is continuing. Within 30 calendar days after the Agent's receipt of each such Engineering Report, the Agent with the consent of the Required Banks shall redetermine the Borrowing Base in accordance with this Section 2.19 and the Agent shall promptly notify the Borrower of the amount of the Borrowing Base as so redetermined.

               (ii) In the event that the Borrower does not furnish to the Agent the Engineering Report by the date specified therein, the Agent with the consent of the Required Banks may nonetheless redetermine the Borrowing Base and redesignate the Borrowing Base from time to time thereafter at their discretion until the Agent receives the relevant Engineering Report whereupon the Agent with the consent of the Required Banks shall redetermine the Borrowing Base as otherwise specified in this Section 2.19.

               (iii) Each delivery of an Engineering Report by the Borrower to the Agent shall constitute a representation and warranty by the Borrower to the Agent and the Banks that, unless otherwise disclosed to the Agent in writing on or prior to the date of such delivery, (A) a Company owns the oil and gas interests described in the Engineering Report free and clear of any Liens (except Permitted Liens) and (B) each of the oil and gas interests described in the Engineering Report constitute Oil and Gas Properties which are a part of the Mortgaged Properties.

          (b) Interim Redeterminations by Banks. The Agent with the consent of the Required Banks may redetermine the Borrowing Base at any time and from time to time in their sole discretion and based on such information as they may deem relevant but in accordance with Section 2.19. In addition, the Agent agrees to redetermine, with the consent of the Required Banks, the Borrowing Base upon the request of the Borrower or the Requesting Banks (but not more frequently than one time by the Borrower and one time by the Requesting Banks during any calendar year) in
     accordance  with  Section  2.19.   In  connection  with  any
     redetermination of the Borrowing Base under this Section 2.19(b), the Borrower shall provide the Agent with such information regarding the Borrower's businesses (including the Oil and Gas Properties and the Proven Reserves and production relating thereto) as the Agent may reasonably request. The Agent shall promptly notify the Borrower of the redetermination of the Borrowing Base pursuant to this Section 2.19(b) and the amount of the Borrowing Base as so redetermined.

          (c) Asset Sales. The Companies may from time to time sell in one transaction or a series of transactions Oil and Gas Properties included in the Borrowing Base, provided that (i) no Default shall have occurred and be continuing either prior thereto or after giving effect thereto, and (ii) each sale shall be an arms-length transaction pursuant to which the respective Companies receive full and fair consideration for the Oil and Gas Properties sold. If the Companies sell or intend to sell Oil and Gas Properties included in the Borrowing Base in one or more transactions having a fair market value in the aggregate greater than $500,000 (the "Threshold Amount") during the period from the date of any Borrowing Base determination until the next Borrowing Base determination, then the Borrower shall give the Agent at least 10 Business Days prior written notice of each such sale (a "Notice of Sale"). Each Notice of Sale shall specify the date of the sale (the "Date of Sale"), the Oil and Gas Properties that will remain in the Borrowing Base after giving effect to such sale, and the terms of such sale. The Required Banks may, at their discretion, redetermine the Borrowing Base after giving effect to the sale or sales in question in accordance with the standards specified in this Section 2.19. The Borrower shall provide the Agent with such information as may be reasonably requested by the Required Banks to redetermine the Borrowing Base. The Agent shall notify the Borrower of the amount of the Borrowing Base as redetermined pursuant to this Section 2.19(c) within 30 Business Days after the Agent's receipt of a Notice of Sale and any information required by the Required Banks to make the redetermination. If on any Date of Sale the Outstanding Credit will, after giving effect to such sale, exceed the Availability, the Borrower shall on the Date of Sale either
     (a) prepay the Loans in the amount by which the Outstanding Credit, after giving effect to such sale, exceeds the Availability, by application of the proceeds of such sale or otherwise; or (b) grant or cause to be granted to the Agent a perfected, first priority Lien (subject to Permitted Liens) on additional Oil and Gas Properties containing Proven Reserves having a value satisfactory to the Required Banks in their sole discretion such that the Borrowing Base will be increased by an amount equal to the amount by which the Outstanding Credit, after giving effect to such sale, exceeds the Availability. If a sale of Oil and Gas Properties occurs at any time when the Outstanding Credit exceeds the Availability, up to 100% of the net proceeds of such sale will be applied as necessary to pay the Excess Amount.

          (d) Standards for Redetermination. Each redetermination of the Borrowing Base by the Agent with the consent of the Required Banks pursuant to this Section 2.19 shall be made (i) in the sole discretion of the Required Banks, (ii) generally in accordance with the Required Banks' customary internal standards and practices for valuing and redetermining the value of oil and gas properties in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Engineering Report or other information received by the Agent relating to the Proven Reserves of the Companies, and (iv) based upon the estimated value of the Proven Reserves owned by the Companies as determined by the Required Banks; provided, however, no Proven Reserves shall be included or considered for inclusion in the Borrowing Base unless (A) on the Closing Date at least 80% of the value of such Proven Reserves are Collateral and thereafter at least 75% of the value of such Proven Reserves are (or will become simultaneously with a Loan hereunder) Collateral, provided that if at any time less than 75% of the value of such Proven Reserves are Collateral the Borrower shall grant or cause to be granted to the Agent Liens pursuant to additional mortgages so that at least 80% of the value of such Proven Reserves are Collateral, and (B) the Agent shall have received, at the Borrower's expense, evidence of title reasonably satisfactory in form and substance to the Agent that the Agent has a perfected, first priority Lien (except for Permitted Liens) on at least 80% of the Proven Reserves attributable to the Oil and Gas Properties
     relating  thereto pursuant to the Security  Documents.   The
     Majority Banks may at any time require the Borrower to provide Mortgages on the Companies' Oil and Gas Properties that are not then mortgaged hereunder, whereupon the Borrower shall provide such Mortgages and related title opinions, all in form and substance satisfactory to the Agent. At all times after the Agent has given the Borrower notification of a redetermination of the Borrowing Base under this Section 2.19, the Borrowing Base shall be equal to the redetermined amount until the Borrowing Base is subsequently redetermined in accordance with this on
     Section 2.19.

          (e) Procedure for Redetermination. Within 45 days of its receipt of Engineering Reports pursuant to Section 2.19(a) or a request under Section 2.19(b), the Agent shall propose a redetermined Borrowing Base and provide it in writing to the Banks. Within 10 days after their receipt of such information, the Banks shall give the Agent written notice of whether the Banks approve the Agent's proposed Borrowing Base. If, for any reason, the Required Banks do not approve of the proposed Borrowing Base, the Agent and the Banks shall consult with one another to enable the Agent to determine a Borrowing Base to which that the Required Banks will consent.

     2.20 Mandatory Prepayments-Availability. If the Outstanding Credit at any time exceeds the Availability (such excess being hereafter referred to as the "Excess Amount"), the Borrower shall, within three Business Days after the Agent gives notice of such fact to the Borrower, give the Agent written notice (the "Borrower's Notice") that the Borrower will either:

          (a) prepay the outstanding principal of the Loans by an amount at least equal to the Excess Amount or, if no Loans are outstanding, pledge to the Agent cash or cash equivalent investments in an amount at least equal to the Excess Amount, which payment or pledge shall be made within 30 calendar days of the Agent's receipt of the Borrower's Notice;

          (b) make mandatory prepayments of the Loans in equal monthly installments on the first calendar day of each calendar month commencing on the first such calendar day immediately following the date that the Agent received the Borrower's Notice, such installments to be sufficient to pay the Excess Amount over a term not to exceed six months (it being agreed that the Borrower will dedicate the net proceeds of production from Oil and Gas Properties constituting Collateral in an amount sufficient to make such mandatory prepayments);

          (c) grant or cause to be granted (at any time during the applicable six month period if the alternative in clause (b) preceding is also chosen by the Borrower) to the Agent a perfected, first priority Lien (except for Permitted Liens) on additional Oil and Gas Properties containing Proven Reserves having a value satisfactory to the Required Banks in their sole discretion, such that the Borrowing Base will be increased by an amount at least equal to the Excess Amount;

          (d) any combination of clauses (a), (b), and (c) above that is satisfactory to the Required Banks; and

          (e) the Borrower shall be obligated to perform strictly in accordance with the Borrower's Notice.

In  addition  to  the foregoing prepayment requirements,  in  the event the Borrower raises capital by the issuance of any security, including without limitation common stock, preferred stock, subordinated debt or senior unsecured debt, the Net Proceeds of such issuance shall be applied to reduce or eliminate the Excess Amount, if any, by prepaying Loans (or pledging cash or cash equivalent investments, if no Loans are outstanding) in an amount at least equal to the lesser of such Net Proceeds or the Excess Amount. Each prepayment of principal under this
Section 2.20 shall be accompanied by accrued and unpaid interest on the principal so prepaid.

3                           Payments

     3.1 Method of Payment. Except as otherwise expressly provided herein, any payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim, not later than 11:00 a.m., Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to
Section 3.2 hereof. Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a calendar day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

     3.2 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Banks under
Section 2.1 or deemed made by the Banks under Section 2.13, each payment of commitment fees, facility fees and letter of credit fees, shall be made to the Agent for the account of the Banks, and each Letter of Credit shall be deemed participated in by the
Banks,   pro   rata  according  to  their  respective  Commitment
Percentages; (b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by
Section 4.4) shall be made pro rata among the Banks holding Loans
of   such   Type   according  to  their   respective   Commitment
Percentages; (c) each payment and prepayment of principal of or interest on Loans by the Borrower of a particular Type shall be made to the Agent for the account of the Banks holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (d) Interest Periods for Loans of a particular Type shall be allocated among the Banks holding Loans of such Type pro rata according to the respective principal amounts held by such Banks.

     3.3 Sharing of Payments. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such  other adjustments from time to time, as shall be  equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and
interest  on the Obligations then due to each of them.   To  such
end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that  any  Bank so purchasing a participation in the  Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such  participation as fully as if such Bank were a direct holder
of  Obligations  in  the  amount of such participation.   Nothing
contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

     3.4 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

     3.5 Withholding Taxes. All payments by the Borrower of principal of and interest on the Loans, and of all fees and other amounts payable under any Loan Document, shall be payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or
taxing   authority  of  or  in  any  of  the  foregoing   through
withholding  or deduction with respect to any such payments.   If
any such taxes, duties or other charges are so levied or imposed, the Borrower shall make additional payments in such amounts so that every net payment of principal of and interest on the Loans and of all other amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be
less  than  the  amount  provided for  herein  or  therein.   The
Borrower shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

     3.6 Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

4               Yield Protection and Illegality

     4.1       Additional Costs.

          (a) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to the making or maintaining of any Eurodollar Loans hereunder or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

               (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

               (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof); or

               (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

     Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule or regulation or be in any way disadvantageous to such Bank, provided that such Bank shall have no obligation to so designate an Applicable Lending Office located in the United States of America. If any Bank requests compensation from the Borrower under this Section 4.1(a), the Borrower may, by notice to such Bank (with a copy to the Agent) suspend the obligation of such Bank to make or Continue or Convert Loans into, Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

          (b) Without limiting the effect of the foregoing provisions of this Section 4.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects, the obligation of such Bank to make or Continue or Convert Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

          (c) Determinations and allocations by any Bank for purposes of this Section 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations and allocations are made in good faith on a reasonable basis generally consistent with such Bank's standard practices.

     4.2 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Loans for any Interest Period therefor:

          (a) The Agent determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

          (b) The Required Banks determine (which determination shall be conclusive absent manifest error) and notify the Agent that the relevant rates of interest referred to in the definition of "Adjusted Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest
     Period is to be determined do not accurately reflect the cost to such Banks of making or maintaining such Loans for such Interest Period;

then, for so long as such condition remains in effect, the Banks shall be under no obligation to make or Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last calendar day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Agreement.

     4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans hereunder or (b) maintain Eurodollar Loans hereunder, then such Bank's obligation to make or maintain Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans hereunder shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 4.4 hereof shall be applicable).

     4.4 Treatment of Affected Loans. If the obligation of any Bank to make or Continue, or to Convert Base Rate Loans into,
Eurodollar  Loans  is  suspended  pursuant  to  Section  4.1   or
Section 4.3 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last calendar day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 4.1(b)
or Section 4.3 hereof, on such earlier date as such Bank may determine) and, unless and until such Bank determines as provided
below  that  the  circumstances  specified  in  Section  4.1   or
Section 4.3 hereof which gave rise to such Conversion no longer exist:

          (a) To the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Loans shall be applied instead to its Base Rate Loans; and

          (b) All Loans which would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made as or Converted into Base Rate Loans and all Loans of such Bank which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If  such  Bank  determines  that the circumstances  specified  in
Section 4.1 or Section 4.3 hereof which gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this
Section 4.4 no longer exist at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first calendar day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

     4.5 Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient to reasonably compensate it for any loss, cost or expense incurred by it as a result of:

          (a) Any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to Section 11.2) on a date other than the last calendar day of an Interest Period for such Loan; or

          (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article 6 to be satisfied) to borrow, Convert or prepay a Eurodollar Loan on the date for such borrowing, Conversion or prepayment specified in the relevant notice of borrowing, prepayment or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion or failure to borrow to the last calendar day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan) for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

     4.6 Capital Adequacy. If after the date hereof, any Bank shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy (including, without limitation, any law, rule, or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or its parent) with any guideline, request, or directive regarding  capital adequacy (whether or not having the  force  of
law)   of  any  central  bank  or  other  Governmental  Authority
(including,   without   limitation,  any   guideline   or   other
requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 10 Business Days after demand by such
Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will reasonably
compensate  such  Bank (or its parent) for  such  reduction.   In
determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods. As of the date hereof, none of the Banks has actual knowledge of any existing event or circumstance that would entitle it to compensation pursuant to this Section 4.6.

     4.7 Additional Costs in Respect of Letters of Credit. If as a result of any Regulatory Change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or the Commitments to issue or participate in Letters of Credit hereunder, and the result shall be to increase the cost to the Agent or any Bank of issuing, maintaining or participating in any Letter of Credit or its Commitment to issue or participate in Letters of Credit hereunder or reduce any amount receivable by the Agent or any Bank hereunder in respect of any Letter of
Credit   (which  increase  in  cost,  or  reduction   in   amount
receivable, shall be the result of the Agent's or such Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by the Agent or such Bank, the Borrower agrees to pay the Agent or such Bank, as the case may be, from time to time as specified by the Agent or such Bank, as the case may be, such additional amounts as shall be sufficient to compensate the Agent or such Bank for such increased costs or reductions in amount. Each Bank will furnish to the Borrower a certificate of such Bank claiming compensation under this Section and setting forth the basis and the additional amount or amounts to be paid to it hereunder. Each such certificate shall be conclusive, provided that the determination of such amount or amounts is made on a reasonable basis.

     4.8 Notice. The Borrower and the Banks shall use reasonable efforts to avoid or to minimize the Additional Costs payable by the Borrower pursuant to this Article 4, and the Borrower shall, as promptly as practical, notify the Agent, and each Bank shall, as promptly as practicable, notify the Borrower and the Agent, of the existence of any event or circumstance of which it is aware which will require the payment by the Borrower of any such Additional Costs; provided, however, that the failure to give any such prompt notification shall not result in any liability to such Bank and shall not affect the rights of the Banks or the obligations of the Borrower hereunder.

5                           Security

     5.1 Collateral. To secure the full and complete payment and performance of the Obligations, the Borrower shall grant or cause to be granted to the Agent for the benefit of the Agent and the Banks, a first priority Lien upon the following, whether now owned or hereafter acquired, pursuant to the Security Documents:

          (a)       the Mortgaged Properties;

          (b) all accounts (including, without limitation, Intercompany Receivables), inventory, equipment (including, without limitation, the pipeline, gas gathering system, and gas processing plant owned by Gypsy-Highview Gathering System (G-HGS), Inc.), general intangibles, documents, instruments and chattel paper of the Companies;

          (c) the Capital Stock of each Material Subsidiary and the Intercompany Payables;

          (d) all Property purchased or developed with proceeds of the Loans; and

          (e) any and all products and proceeds (including insurance proceeds) of any of the foregoing.

In addition, the Borrower shall grant or cause to be granted to the Agent, for the benefit of the Agent and the Banks, a first priority Lien upon all Oil and Gas Properties (i) now owned or hereafter acquired by any of the Companies, (ii) now owned or hereafter acquired by any Company and constituting a part of the Borrowing Base and/or (iii) now owned or hereafter acquired, purchased or developed with proceeds of the Loans, which Liens shall be granted pursuant to any amendment and/or supplement to the Mortgages, or pursuant to additional deeds of trust, as the Agent may request from time to time, all of which shall be in form and substance reasonably satisfactory to the Agent.

     5.2 Title Information. At any time and from time to time at the request of Agent, at the Borrower's expense, the Borrower shall furnish to the Agent such information as the Agent may reasonably request (including without limitation title opinions in form and substance and issued by counsel satisfactory to the Agent) with respect to the status of the Companies' title to the Mortgaged Properties, the perfection and priority of the Liens created by the Security Documents, and such other matters as the Agent may reasonably request.

     5.3 Security Documents. The Borrower shall promptly execute and cause to be executed such further documents, schedules and instruments, including without limitation, Uniform Commercial Code financing statements, as the Agent, in its sole discretion, deems necessary or proper to create, evidence, maintain, continue and perfect its Liens on the Collateral. If any of the Companies acquire any Property after the Closing Date that constitutes Collateral or is required to be included in the Collateral pursuant to the terms of this Agreement, the Borrower shall or shall cause such Company to execute and deliver to the Agent such Security Documents as may be required to create and perfect the Agent's Liens in such Property.

     5.4 Release of Collateral. Upon any sale, transfer or disposition of Collateral that is expressly permitted under
Section 9.8 (or is otherwise authorized in writing by all of the Banks) and upon five Business Days prior written request by the Borrower, the Agent shall execute at the Borrower's expense such documents as may be necessary to evidence the release by the Agent of its Liens on such Collateral; provided, however, that
(a) the Agent shall not be required to release any Lien on any Collateral if a Default shall have occurred and be continuing either prior thereto or after giving effect thereto, (b) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequences other than the release of such Lien without recourse or warranty, and (c) such release shall not in any manner discharge, affect or impair any of the Obligations or any of the Agent's Liens on any Collateral retained by the Companies, including, without limitation, its Liens on the proceeds of any such sale, transfer or other disposition.

     5.5 Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not  the Agent or such Bank shall have made any demand under this
Agreement   or  such  other  Loan  Document  and  although   such
obligations may be unmatured. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

     5.6 Letters in Lieu of Transfer Orders. The Letters in Lieu of Transfer Orders delivered by the Borrower to the Agent pursuant to Section 6.1(m) may be completed and sent by the Agent to the purchasers of Hydrocarbons attributable to the Mortgaged Property only upon the occurrence and during the continuation of an Event of Default in accordance with Section 11.2(e). Upon the request of the Agent, contemporaneously with the delivery to the Agent of each Engineering Report pursuant to Section 2.19 and at any time if an Event of Default shall exist, the Borrower will provide the Agent with the names and addresses of all purchasers of Hydrocarbons attributable to the Mortgaged Property and such other information with respect to such purchasers as the Agent may reasonably request. Subject to the terms and conditions of this Section 5.6, the Borrower shall from time to time provide the Agent with such additional Letters in Lieu of Transfer Orders executed in blank by the Borrower as the Agent may reasonably
request.   If the Agent receives payments from the purchasers  of
Hydrocarbons under the Letters in Lieu of Transfer Orders, the Agent shall cooperate with the Borrower to pay royalty owners entitled to payment therefrom; provided, however, the Borrower shall be liable for and pay the Agent with respect to any out-of-pocket costs and expenses of the Agent associated with determining, verifying or making any such payments to royalty owners.

6             Conditions Precedent and Subsequent

     6.1 Initial Extension of Credit. The obligation of each Bank to make its initial Loan and the obligation of the Agent to issue the initial Letter of Credit hereunder is subject to the condition precedent that the Agent shall have received on or before the calendar day of such Loan or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

          (a) Resolutions. Resolutions of the Board of Directors of each Company certified by its Secretary or Assistant Secretary which authorize the execution, delivery and performance by such Company of the Loan Documents to which such Company is or is to be a party;

          (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or Assistant Secretary of each Company certifying the name of each officer of such Company (i) who is authorized to sign the Loan Documents to which such Company is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby;

          (c) Articles of Incorporation. The articles or certificate of incorporation of each Company certified by its Secretary or Assistant Secretary;

          (d) Bylaws. The bylaws of each Company certified by its Secretary or Assistant Secretary;

          (e) Revolving Credit Notes. The Revolving Credit Notes executed by the Borrower;

          (f) Security Documents. The Security Documents executed by the appropriate Companies;

          (g) Capital Stock. The stock certificates representing all of the issued and outstanding Capital Stock of each Material
     Subsidiary, together with stock powers signed in blank by the owners of such Capital Stock;

          (h) L/C Documents. With respect to issuance of any Letter of Credit, all applicable L/C Documents, if any, as required by
     Section 2.10;

          (i) Satisfactory Title. Copies of all title opinions relating to the Mortgagee Properties obtained by or in the possession of the Companies;

          (j) Letters in Lieu of Transfer Orders. Letters in Lieu of Transfer Orders for the Mortgaged Properties executed by the applicable Company;

          (k) Contribution Agreement. The Contribution Agreement executed by the Companies;

          (l) Initial Engineering Report. A copy of the Initial Engineering Report, as certified by a duly authorized officer of the Borrower;

          (m) Insurance Policies. A copy of all insurance policies, or certificates of insurance for policies that are unavailable, relating to insurance required by this Agreement and the other
     Loan Documents as certified by a duly authorized officer of the Companies, together with loss payable endorsements naming the Agent as loss payee and additional insured under such policies;

          (n) Material Contracts. A copy of each Material Contract pertaining to the Mortgaged Property which either (i) affects the title to the Mortgaged Property owned by the Companies or otherwise affects the value, use or operation of the Mortgaged Property in any material respect or (ii) creates or evidences a material obligation or liability on the part of any Company, including, without limitation, a copy of a contract or agreement, in form and substance satisfactory to the Agent, relating to the Tie-In;

          (o) Lien Searches. The results of Uniform Commercial Code and other Lien searches showing all financing statements and other Lien instruments filed against the Companies or their Property in such public offices as may be identified by the Agent, such searches to be as of a date no more than 30 calendar days prior to the Closing Date;

          (p) Environmental Information. A copy of all environmental reports, assessments, studies or other information in the possession or under the control of the Companies, or any of them, with respect to the environmental condition of the Companies or any of their Properties or any remediation with respect to the Companies or any of their Properties that is requested by the Agent, as certified by a duly authorized officer of the Companies, which reports, etc. shall either be addressed to the Agent or to the Companies, in which case, such reports shall be accompanied by a reliance letter in form and substance satisfactory to the Agent addressed to the Agent;

          (q) Fees. All fees payable on the Closing Date pursuant to this Agreement and the Fee Letter;

          (r) Opinion of Counsel. An opinion of legal counsel to the Companies in form and substance satisfactory to the Agent;

          (s) Compliance Certificate. A certificate of the chief financial officer of the Companies stating that (i) all of the representations and warranties contained in this Agreement and in the other Loan Documents are true and correct on and as of the Closing Date, (ii) no Default has occurred or is continuing on and as of the Closing Date, and (iii) the Borrower is in compliance with all of its obligations under this Agreement and the other Loan Documents, including the covenants set forth in
     Article 10, and demonstrating such compliance in such detail as may be satisfactory to the Agent;

          (t) Environmental and P&A Bonding Requirements. Evidence of environmental and P&A bonding requirements satisfactory to the Agent;

          (u)       Merger.  Evidence that the transactions described in
     the   MSR  Exploration  Ltd./Mercury  Montana,  Inc.   Proxy
     Statement/Joint Prospectus dated October 1, 1997 have been completed;

          (v) Matters Satisfactory. All proceedings taken in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory to the Agent and the Banks, all Loan Documents shall be in form and substance reasonably satisfactory to the Agent and the Banks and all legal matters incident to this Agreement and the other Loan Documents and the transactions contemplated by the Loan Documents shall be reasonably satisfactory to the Agent and the Banks.

     6.2 All Extensions of Credit. The obligation of each Bank to make any Loan or issue any Letter of Credit (including the initial Loan and the initial Letter of Credit) is subject to the following additional conditions precedent:

          (a) Request for Borrowing or Letter of Credit. The Agent shall have received in accordance with Section 2.5 or 2.11, as the case may be, a Notice of Borrowing or Letter of Credit
     Request Form dated the date of such Loan or Letter of Credit and executed by an authorized officer of the Borrower;

          (b) L/C Documents. With respect to any Letter of Credit, Agent shall have received all applicable L/C Documents as required by Section 2.10;

          (c) No Default. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

          (d) Representations and Warranties. All of the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date;

          (e) No Legal Violation. The making of the Loan or the issuance of the Letter of Credit will not violate any law, rule or regulation or any order of any Governmental Authority applicable to any Bank; and

          (f) Additional Documentation. The Agent shall have received such additional approvals, opinions or documents as the Agent or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

Each notice of borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in Sections 6.2(c) and (d) have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing).


7                Representations and Warranties

      To induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks that:

     7.1 Corporate Existence. Each Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or is a partnership duly organized and validly existing under the laws of the jurisdiction of its formation, (b) has all requisite corporate or partnership power and authority to own its assets and carry on its business as now being or as proposed to be conducted, and
(c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

     7.2 Financial Statements. The Companies have delivered to the Agent and the Banks audited consolidated financial statements of  the Persons that have merged to become the Borrower as at and for  the  fiscal  year  ended December 31,  1996,  and  unaudited
consolidated  financial  statements  of  such  Persons  for   the
six-month  period ended June 30, 1997.  Such financial statements of the Companies are complete and correct, have been prepared in accordance with GAAP, and fairly and accurately present the financial condition of the Companies as of the respective dates
indicated  therein  and  the  results  of  operations   for   the
respective periods indicated therein.  None of the Companies  has any  material  contingent  liabilities,  liabilities  for  taxes,
unusual  forward  or  long-term  commitments  or  unrealized   or
anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has
been   no  change  in  the  business,  condition  (financial   or
otherwise), operations, prospects or Properties of any of the Companies since June 30, 1997 that would have a Material Adverse Effect.

     7.3 Corporate Action; No Breach. The execution, delivery and performance by each Company of the Loan Documents to which such Company is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of such Company and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the certificate or articles of incorporation, bylaws or partnership agreement of such Company, (ii) any applicable law, rule or regulation or any order, writ, injunction or decree of any Governmental Authority or arbitrator (with respect to binding arbitration), or (iii) any loan agreement, credit agreement, indenture, mortgage or other material agreement to which such Company is a party or by which it or any of its Property is bound or subject, or (b) constitute a default under any agreement or instrument, or result in the creation or imposition of any Lien (except in favor of the Agent) upon any of the revenues or Property of any of the Companies, the result of any of which would have a Material Adverse Effect.

     7.4 Operation of Business. The Companies possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, reasonably necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, the failure to have which would have a Material Adverse Effect, and the Companies are not in violation of any valid rights of others with respect to any of the forgoing, which violation would have a Material Adverse Effect.

     7.5       Litigation and Judgments.  Except as disclosed  on
Schedule 7.5 hereto, there is no action, suit, investigation or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of any Company, threatened against or affecting any Company, that would, if adversely determined, have a Material Adverse Effect.

     7.6 Rights in Properties; Liens. The Companies have good and marketable title to or valid leasehold interests in their respective Properties, including the Properties reflected in the financial statements described in Section 7.2, and none of the Properties of any Company is subject to any Lien, option or assessment, except Permitted Liens.

     7.7 Enforceability. This Agreement constitutes, and the other Loan Documents to which each Company is party, when
delivered,   shall  constitute  the  legal,  valid  and   binding
obligations of such Company, enforceable against such Company in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and by general principles of equity.

     7.8 Approvals. No authorization, approval or consent of, and no filing or registration with or notice to, any Governmental Authority or third party is or will be necessary for the execution, delivery or performance by the Companies of the Loan Documents to which each Company is or may become a party or for the validity or enforceability thereof, except for filings and recordings required to perfect the Liens created by the Security Documents.

     7.9 Debt. The Companies have no Debt, except as disclosed in the financial statements referred to in Section 7.2 or on
Schedule 7.9 hereto.

     7.10 Taxes. Each Company has filed all tax returns (federal, state and local) required to be filed, including all income, franchise, employment, Property and sales tax returns, and have paid all of their respective material liabilities for taxes, assessments, governmental charges and other levies that are due and payable in accordance with their terms. No Company knows of any pending investigation of a material nature of any Company by any taxing authority or of any pending but unassessed tax liability of any Company.

     7.11 Margin Securities. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     7.12      ERISA.

          (a) Each Company is in compliance in all material respects with all applicable provisions of ERISA.

          (b) Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan.

          (c) No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated.

          (d) No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings.

          (e) No Company or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan.

          (f) Each Company and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. No Company or any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

     7.13 Disclosure. To the knowledge of the Company, no statement, information, report, representation or warranty made by any Company in this Agreement or in any other Loan Document or furnished to the Agent or any Bank in connection with this Agreement or any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact, event or condition known to any Company which has had a Material Adverse Effect, or which could reasonably be expected to have a Material Adverse Effect, that has not been disclosed in writing to the Agent.

     7.14 Agreements. None of the Companies is a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material
Adverse  Effect.   None of the Companies is  in  default  in  any
material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

     7.15 Compliance with Laws. None of the Companies is in violation of any law, rule, regulation, order or decree of any Governmental Authority or arbitrator (in binding arbitration) the violation of which would have a Material Adverse Effect.

     7.16 Investment Company Act. None of the Companies is an "investment company" within the meaning of the Investment Company
Act of 1940, as amended.

     7.17 Public Utility Holding Company Act. None of the Companies is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     7.18      Environmental Matters.

          (a)       Except as disclosed in the Consolidated Financial
     Statements:

               (i) Each Company and all of their respective Properties and operations are in compliance with all Environmental Laws, the violation of which would have a Material Adverse Effect. No
          Company is aware of, or has received notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance of any Company with all Environmental Laws, the violation of which would have a Material Adverse Effect;

               (ii) Each Company has obtained all permits, licenses and authorizations that are required under applicable Environmental Laws, and all such permits, licenses and authorizations are in full force and effect and each Company is in compliance with all of the terms and conditions of such permits, licenses and authorizations, the violation of which would have a Material Adverse Effect;

               (iii) No Hazardous Materials exist on, about or within or have been used, generated, stored, transported, disposed of on or Released from any of the Properties of any Company, except in compliance with applicable Environmental Laws, the violation of which would have a Material Adverse Effect. The use which the Companies make and intend to make of their respective Properties will not result in the use, generation, storage, transportation, accumulation, disposal or Release of any Hazardous Material on, in or from any of their Properties, except in compliance with applicable Environmental Laws, the violation of which would have a Material Adverse Effect;

               (iv) No Company nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to or has received notice of (A) failure to comply with Environmental Laws,
          (B) Remedial Action, or (C) any Environmental Liabilities arising from a Release or threatened Release, which order, agreement or proceeding could have a Material Adverse Effect;

               (v) There are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of any Company that could reasonably be expected to give rise to any Environmental Liabilities that could have a Material Adverse Effect on the part of such Company; and

               (vi) No Company has filed or failed to file any notice required under applicable Environmental Law reporting a Release.

          (b) No Lien arising under any Environmental Law has attached to any Property or revenues of any Company.

     7.19      Capitalization.

          (a) As of the Closing Date, the authorized Capital Stock of the Borrower consists of 50,000,000 shares of common stock, no par value, of which 25,777,014 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $0.01 par value, of which no shares are issued and outstanding.

          (b) The Borrower has no Subsidiaries other than those listed on Schedule 7.19, which Schedule also sets forth the authorized Capital Stock of each corporate Subsidiary, the issued and outstanding Capital Stock of each corporate Subsidiary, the number of shares of such Capital Stock owned by the Borrower or its Subsidiaries, and the ownership interest of the Borrower or its Subsidiary in any other Subsidiary that is a joint venture or partnership.

          (c) All of the outstanding Capital Stock of the Companies has been validly issued, is fully paid and is nonassessable.
     Except as disclosed on Schedule 7.19, there are no outstanding subscriptions, options, warrants, calls or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of the Companies.

     7.20      Advance Payment Contracts.  Except as disclosed on
Schedule 9.13, the Companies are not a party to, and none of the Oil and Gas Properties included in the Borrowing Base is the subject of, any Advance Payment Contract.

     7.21 Value of Mortgaged Properties. The Proven Reserves attributable to the Mortgaged Properties constitute at least 80%
of  the value of all Proven Reserves attributable to Oil and  Gas
Properties included in the Borrowing Base.

     7.22 Outstanding Securities. All outstanding securities (as defined in the Securities Act of 1933, as amended, or any successor thereto, and the rules and regulations of the SEC thereunder) of the Companies have been offered, issued, sold and delivered in compliance in all material respects with, or in accordance with valid exemptions under, all applicable Federal and state securities laws.

     7.23 Insurance. The workmen's compensation insurance, Property insurance, liability insurance, blow-out insurance and all other insurance maintained by the Companies, together with the coverage and deductibles thereunder, the limits of such insurance, and the issuers of such insurance, are summarized on
Schedule 7.23 hereto.

     7.24 Labor Disputes and Acts of God. Neither the business nor the Properties of the Companies or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could have a Material Adverse Effect.


8                      Positive Covenants

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, it will perform and observe the following positive covenants:

     8.1 Reporting Requirements. The Borrower will furnish to the Agent (with sufficient copies for each Bank):

          (a) Annual Financial Statements. As soon as available, and in any event within 90 calendar days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending
     December 31, 1997, (i) a copy of the annual audited financial statements of the Borrower and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets as of the year end and statements of income, retained earnings and cash flows for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Agent, to the effect that such financial statements have been prepared in accordance with GAAP; and (ii) a copy of the unaudited financial statements of each Subsidiary for such fiscal year containing balance sheets as of the year end and statements of income, retained earnings and cash flows for the 12-month period then ended, all in reasonable detail and as included in the Borrower's consolidating financial statements;

          (b) Quarterly and Monthly Financial Statements. As soon as available, and in any event within 45 calendar days after the end of each of the first three quarters of each fiscal year of the Borrower, commencing with the quarter ending March 31, 1998,
     (i) a copy of unaudited financial statements of the Borrower and its Subsidiaries containing, on a consolidated basis, balance sheets as of the end of such quarter and statements of income, retained earnings and cash flow for the portion of the fiscal year then ended, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer, vice president, treasurer or controller of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and its Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein; and (ii) a copy of unaudited financial statements of each Subsidiary containing balance sheets as of the end of such quarter and statements of income, retained earnings and cash flows for the portion of the fiscal year then ended, all in reasonable detail certified by the chief financial officer, vice president-treasurer or controller of such Subsidiary to have been prepared in accordance with GAAP or in form and substance acceptable to the Agent and to fairly and accurately present (subject to year-end adjustments) the financial condition and results of operations of such Subsidiary, on a consolidating basis, at the date and for the periods indicated therein as included in the Borrower's consolidating financial statements.

          (c) Product Report. As soon as possible and in any event within 30 calendar days of the end of the immediately preceding month, a report certified by a duly authorized officer of the Borrower, setting forth the production of Hydrocarbons by Company by Oil and Gas Property for such month.

          (d) Certificate of No Default. Concurrently with the delivery of each of the financial statements referred to in Sections 8.1(a) and 8.1(b), a certificate of the chief financial officer, vice president-treasurer or controller of the Companies
     (i) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Article 10;

          (e) Management Letters. Promptly upon the receipt thereof, a copy of any management letter submitted to any Company by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects or Properties of any of the Companies;

          (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any Governmental Authority or arbitrator affecting any of the Companies which, if determined adversely to such Company, could have a Material Adverse Effect;

          (g)       Notice of Default.  As soon as possible and in any
     event within five calendar days    after becoming aware of the
     occurrence of each Default, a written notice setting forth the details of such Default and the action that the Companies have taken and propose to take with respect thereto;

          (h) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, if any, including annual reports, and notices which any Company files with or receives from the
     PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five calendar days after such Company knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or such Company has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a
     certificate   of   the   chief   financial   officer,   vice
     president-treasurer or controller of such Company setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that such Company proposes to take with respect thereto;

          (i) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any periodic statement or report furnished by any Company to any other party pursuant to the terms of any indenture, loan or credit agreement and not otherwise required to be furnished to the Agent pursuant to any other clause of this Section 8.1;

          (j) Notice of Material Adverse Change. As soon as possible and in any event within five calendar days after the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

          (k) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by any Company to its stockholders or partners (as applicable) generally and one copy of each regular, periodic or special report, registration statement or prospectus filed by any Company with any securities exchange or the SEC;

          (l) Financial Hedge, Hydrocarbon Hedge and Balancing Reports. Concurrently with the delivery of each of the financial statements referred to in Sections 8.1(a) and 8.1(b), a report to the Agent describing, in detail satisfactory to the Agent (i) the Financial Hedges and Hydrocarbon Hedges of any Company in effect during the fiscal quarter then most recently ended or during any period thereafter; and (ii) the Gas Balancing Agreements to which any Company is a party and in effect during the fiscal quarter then most recently ended or during any period thereafter, together with the quantity of Hydrocarbons subject to such Gas Balancing Agreements and the aggregate amount of such Company's liabilities under such Gas Balancing Agreements. Furthermore, if at any time such Company becomes aware that the aggregate amount of its liabilities under Gas Balancing Agreements exceeds [$200,000], such Company shall promptly so notify the Agent in writing.

          (m) Annual Budget and Development Plan. As soon as available, and in any event no later than March 31, 1998 for the fiscal year 1998, and as soon as available and in any event no later than 60 calendar days after the beginning of each fiscal year of the Borrower thereafter, a copy of the annual budget for the Borrower and its Subsidiaries and the annual development plan for the Companies' Oil and Gas Properties for the then current fiscal year, all in reasonable detail and certified by the controller of the Companies; and

          (n) General Information. Promptly, such other information concerning any Company as the Agent or any Bank may from time to time reasonably request.

     8.2 Maintenance of Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, preserve and maintain its legal existence (except as otherwise expressly permitted by Section 9.3) and all of its leases, privileges, licenses, permits, franchises, qualifications and rights that are reasonably necessary in the ordinary conduct of
its  business.   The Borrower will, and will cause  each  of  its
Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices.

     8.3 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, keep and preserve
all   of   its  material  Properties  (tangible  and  intangible)
necessary or useful in the proper conduct of its business in good repair, working order and condition and make all reasonably
necessary   repairs,  renewals,  replacements,  betterments   and
improvements thereof.

     8.4 Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims
under   operating  agreements,  pooling  orders  and  unitization
agreements, and for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that no Company shall be required to pay or discharge any tax, levy, assessment, governmental charge or claim for labor, material or supplies that is being contested in good faith by appropriate proceedings being diligently pursued and for which
adequate   reserves  have  been  established  provided,  further,
however,  that all such taxes, levies, assessments,  governmental
charges   and   claims  shall  be  paid  immediately   upon   the
commencement of any proceedings to foreclose any Lien which may have been attached as security therefor unless such proceedings are stayed.

     8.5 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts, with such deductibles, and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar
Properties in the same general areas in which each Company operates, provided that in any event the Borrower will maintain, and cause each Subsidiary to maintain, workers' compensation
insurance   (or   self   insurance  with  respect   to   workers'
compensation insurance where permitted), Property insurance, comprehensive general liability insurance and blow-out insurance
reasonably  satisfactory to the Required Banks.   Each  insurance
policy covering Collateral shall name the Agent as loss payee and shall provide that such policy will not be canceled, reduced or modified without 30 calendar days prior written notice to the
Agent.   Each liability insurance policy shall name the Agent  as
an additional insured and shall waive the underwriter's right of subrogation.

     8.6 Inspection Rights. At any reasonable time and from time to time during normal business hours, the Borrower will, and will cause each of its Subsidiaries to, permit representatives of the Agent and each Bank (at their own risk and expense) to examine, copy and make extracts from its books and records, to visit and inspect its Properties, and to discuss its business, operations and financial condition with its officers, employees and independent certified public accountants; provided, however, that if a Default shall have occurred and be continuing, the Borrower shall reimburse the Agent and the Banks for all out-of-pocket expenses incurred by them in connection with any of the foregoing.

     8.7 Keeping Books and Records. The Borrower will, and will cause each of its Subsidiaries to, maintain proper books of record  and  account in which full, true and correct  entries  in
conformity   with  GAAP  shall  be  made  of  all  dealings   and
transactions in relation to their business and activities.

     8.8 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations, orders and decrees of any Governmental Authority or arbitrator (in binding arbitration), except for orders and decrees that are being contested or appealed in good faith by appropriate proceedings being diligently pursued and where the enforcement of such order or decree has been stayed pending appeal.

     8.9 Compliance with Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all material agreements, contracts and instruments binding on them or affecting their Properties or business.

     8.10 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, maintain, continue and perfect the Liens of the Agent in the Mortgaged Properties and all other Collateral.

     8.11 ERISA. The Borrower will, and will cause each of its Subsidiaries to, comply with all minimum funding requirements, if
any,   and   all  other  material  requirements  of   ERISA,   if
applicable, so as not to give rise to any liability thereunder.

     8.12 Ownership and Control of Certain Subsidiaries. The Borrower shall at all times continue to, directly or indirectly, own 100% of all issued and outstanding Capital Stock of each Company other than the Borrower.

     8.13 Hydrocarbon Hedges. The Borrower may enter into Hydrocarbon Hedges covering no more than 75% of the annual Hydrocarbon production from the Mortgaged Properties held as of the Closing Date by the Companies pursuant to contracts having maturities which shall not exceed three years from the date of such respective Contracts. Any Hydrocarbon Hedges (a) shall be pursuant to terms and conditions acceptable to the Agent, and
(b) if entered into with a counterparty other than a Bank, shall be unsecured. Prior to entering into any Hydrocarbon Hedge with a counterparty other than a Bank, the Borrower shall first offer to enter into such Hydrocarbon Hedge, on the same terms and conditions as are offered to such counterparty, with the Agent, and the Borrower may enter into such Hydrocarbon Hedge with such counterparty only if the Agent refuses to enter into such Hydrocarbon Hedge with the Borrower. Notwithstanding anything to the contrary contained in this Agreement, there shall be excluded or deducted from the Borrowing Base (as appropriate) an amount equal to the aggregate amount of any and all premiums associated with any Hydrocarbon Hedge.

     8.14 Taxes, Overhead and General and Administrative Costs and Expenses. The Borrower will, and will cause each Subsidiary to, pay in full, on a timely basis before the same become past due, any and all indebtedness, liabilities and obligations of such Company (whether direct or indirect) relating to (a) income taxes and other taxes (other than ad valorem, production and severance taxes) and (b) overhead and general and administrative costs and expenses; provided, however, that no Company shall be required to pay any such contractual liability or obligation (other than indebtedness) that is being contested in good faith by appropriate proceedings diligently pursued.

     8.15 Assignment of Hedging Contracts. In the event any of the Companies enters into any Financial Hedge or Hydrocarbon Hedge with any party other than the Banks, such Financial Hedge or Hydrocarbon Hedge shall by its terms be assignable to the Agent for the benefit of the Banks and the Borrower shall cause such Company to assign promptly all of its rights thereunder (but not its obligations or liabilities) to the Agent for the benefit of the Banks as additional collateral for the Obligations hereunder, such assignment to be acceptable to the Agent and the Banks.


9                      Negative Covenants

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, it will perform and observe the following negative covenants:

     9.1 Debt. The Borrower will not, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Debt, except:

          (a)       the Obligations;

          (b) existing Debt described on Schedule 7.9 hereto and any extension, renewal or refinancing thereof without any increase in the principal amount thereof, provided, however, that the other terms and conditions of any such extension, renewal or refinancing are not materially more onerous than the existing terms and conditions of such Debt;

          (c) purchase-money Debt, which, if secured, would be permitted by clause (g) of the definition of Permitted Liens in
     Section 1.1;

          (d) Financial Hedges and Hydrocarbon Hedges required or permitted pursuant to Section 8.13;

          (e)       Debt, secured by Permitted Liens; and

          (f)       Debt among the Companies.

     9.2 Limitation on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Lien upon any of its Property (including,
without   limitation,  any  of  its  Oil  and   Gas   Properties,
specifically including the Oil and Gas Properties of the Borrower located in Canada) or revenues, whether now owned or hereafter acquired, except Permitted Liens.

     9.3 Mergers, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or Property of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve or liquidate itself; provided, however, that:

          (a) any Subsidiary may merge into the Borrower or another Subsidiary so long as the surviving corporation is the Borrower or a wholly-owned Subsidiary; and

          (b) any Company may purchase oil and gas properties or the equity interests of any entity whose primary assets are oil and gas properties so long as such entity will be a wholly-owned
     Subsidiary of such Company.

     9.4 Restricted Payments. Without the prior written consent of the Required Banks, the Borrower will not, and will not permit any Subsidiary to, declare or pay any dividends or make any other
payment   or   distribution  (whether  in   cash,   Property   or
obligations)  on  account  of  its  Capital  Stock,  or   redeem,
purchase,  retire or otherwise acquire any of its Capital  Stock, or permit any of its Subsidiaries to purchase or otherwise acquire any Capital Stock of any Company, or set apart any money for  a  sinking or other analogous fund for any dividend or other
distribution  on  its  Capital  Stock  or  for  any   redemption,
purchase, retirement or other acquisition of any of Capital Stock of any Company; provided, however, the Subsidiaries may declare and pay dividends to the Borrower.

     9.5 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any advance, loan, extension of credit or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, or be or become a joint venturer with or partner of any Person (other than investments made in the ordinary course of the Borrower's business and consistent with industry practice in joint ventures or partnerships engaged in the exploration and production or transportation of natural gas), except:

          (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

          (b) fully insured certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition issued by any Bank or by a commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000;

          (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Rating Service, a division of McGraw/Hill, Inc. or Moody's Investors Service, Inc.;

          (d) presently existing loans and capital contributions to and investments in any Company;

          (e) those presently existing and reflected in the financial statements delivered pursuant to Section 7.2;

          (f) extensions of trade credit in the ordinary course of business; and

          (g) advances made by any Company to an Affiliate in the form of loans constituting Intercompany Receivables.

     9.6 Transactions With Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate of any Company, except in the ordinary course of and
pursuant   to  the  reasonable  requirements  of  such  Company's
business and upon fair and reasonable terms no less favorable to such Company than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of such Company if, with respect to a transaction or series of related transactions that has a fair market value in excess of $200,000, the transaction or series of related transactions is approved by a majority of the Board of Directors of such Company involved or to be involved therein, which approval is set forth in a resolution certifying that, in the good faith judgment of such Board of Directors, such transaction or series of transactions complies with the preceding requirement of this Section 9.6.

     9.7 Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of any of its Property, except:

          (a) dispositions of inventory (including Hydrocarbon production) in the ordinary course of business;

          (b) the sale or other disposition of Property no longer used or useful in the conduct of its business;

          (c) any sale, exchange or other disposition of Oil and Gas Properties permitted pursuant to Section 2.19(c); and

          (d) sales, exchanges or other dispositions of oil and gas prospects (including Leases relating thereto), geological or geophysical data, and other similar assets (exclusive of Collateral) by any Company in the ordinary course of business.

     9.8 Modification of Other Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into or become subject to any operating agreement, pooling order or unitization agreement except in the ordinary course of its business upon terms that are fair and reasonable to it. The Borrower will not, and will not permit any of its Subsidiaries to, request or consent to or implement any termination, amendment, modification, supplement or waiver of (a) any of its Material Contracts if the same would have a Material Adverse Effect, or (b) its certificate
or   articles  of  incorporation  or  bylaws  (or  any  analogous organizational  documents)  if the same  would  have  a  Material
Adverse Effect.

     9.9 Issuance of Capital Stock. The Borrower will not permit any of its Subsidiaries to at any time issue, sell, assign, or otherwise dispose of (a) any shares of any class of its Capital Stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any shares of any class of its Capital Stock, or (c) any options, warrants or any other rights to acquire any shares of any class of its Capital Stock.

     9.10 Lines of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any line or lines of business activity other than (a) the acquisition, exploration, development or production of oil and gas properties or the processing, marketing, refining, storing and transporting of Hydrocarbons or (b) such other business activities in which it is currently engaged on the date hereof.

     9.11 Environmental Protection. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation or disposal of any Hazardous Material, except in compliance in all material respects with
applicable   Environmental  laws,  (b)  generate  any   Hazardous
Material, except in compliance in all material respects with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, except in compliance in all material respects with applicable Environmental Laws, or (d) otherwise conduct any activity or use any of its Properties in any manner that is
likely   to   violate  any  Environmental  Law  or   create   any
Environmental  Liabilities  for  which  any  Company   would   be
responsible, except for circumstances or events described in clauses (a) through (d) of this Section 9.12 that would not have, individually or in the aggregate, a Material Adverse Effect.

     9.12 Management Agreements. Except as described on Schedule 9.12, the Borrower will not, and will not permit any of its Subsidiaries to, enter into or be or become a party to any management agreement pertaining to the management of its business or substantially all of its Property by any third party.

     9.13      Advance Payment Contracts.  Except as described on
Schedule 9.13, the Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any Advance Payment Contract with respect to any Oil and Gas Properties included in the Borrowing Base.

     9.14 Sale and Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

     9.15 Prepayment of Debt. The Borrower will not, and will not permit any Subsidiary to, prepay any Debt, except the Obligations, Debt between and among the Companies, and as otherwise expressly permitted by Section 9.6.

10                    Financial Covenants

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Bank has any Commitment hereunder, it will perform and observe the following covenants:

     10.1 Consolidated Current Ratio. It will not permit the Consolidated Current Ratio for the Companies to be less than 1.00 to 1.00.

     10.2 Interest Coverage Ratio. It will not permit the Interest Coverage Ratio for the Companies, to be less than
(a) 2.0 to 1.0 from January 1, 1998 through December 31, 1998 and
(b) 2.25 to 1.0 thereafter, calculated as at the end of each calendar quarter using a building four-quarter basis through 1998 and a rolling four-quarter basis thereafter.

     10.3 Consolidated Tangible Net Worth. It will not permit Consolidated Tangible Net Worth for the Companies to be less than the sum of (a) $12,000,000, plus (b) 80% of Consolidated Net Income (without any deduction for losses), for each fiscal quarter of the Borrower ended through the date of determination beginning with the fiscal quarter ending December 31, 1997, plus
(c) 90% of the Net Proceeds received by the Borrower from any issuance, sale or other disposition of any shares of capital stock or other equity securities of the Borrower of any class (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares), less reductions in the carrying value of Oil and Gas Properties.

11                          Default

     11.1 Events of Default. Each of the following shall be deemed an "Event of Default":

          (a) (i) The Borrower shall fail to pay when due any principal of or interest on the Notes, or any part thereof; or
     (ii) the Borrower shall fail to pay when due any Obligation, other than principal or interest on the Notes, or any part thereof; provided, however, that with respect to the failure described in clause (ii), such failure shall not be an Event of Default with respect to the first such failure, if any, in any twelve month period, unless and until such failure continues for a period of five Business Days.

          (b) Any representation or warranty made or deemed made by any Company (or any of such Company's respective officers) in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

          (c) (i) The Borrower shall fail to perform, observe or comply with any covenant or agreement contained in Section 8.1 (other than Sections 8.1 (a), (b), (c), (l), (m) or (n)) of this Agreement and such failure shall continue for a period of five Business Days, or (ii) the Borrower shall fail to perform, observe or comply with any covenant or agreement contained in Sections 8.1 (a), (b), (c), (1), (m) or (n) of this Agreement and such failure shall continue for a period of five Business Days after notice of such failure is given by the Agent to such Company.

          (d) (i) The Borrower shall fail to perform, observe or comply with any covenant or agreement contained in Article 9 or
     Article 10 of this Agreement; or (ii) any Company shall fail to perform, observe or comply with any other covenant, agreement or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations and covenants contained in Sections 8.1, Article 9 or Article 10 of this Agreement) and such failure described in clause (i) or (ii) shall continue for a period of 30 calendar days.

          (e) An authorized officer of any Company shall admit in writing of such Company's inability to pay its debts as such debts become due, or any Company shall be generally unable to pay its debts as they become due.

          (f) Any Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization,
     liquidation,  dissolution,  winding-up  or  composition   or
     readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (iv) take any corporate action for the purpose of effecting any of the foregoing.

          (g) A proceeding or case shall be commenced, without the application, approval or consent of any Company in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up or the composition or readjustment of its debts, (ii) appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the such Company or of all or any substantial part of its property, or (iii) similar relief in respect of such Company or under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more calendar days; or an order for relief against any Company shall be entered in an involuntary case under the Bankruptcy Code.

          (h) Any of the Companies shall fail to discharge within a period of 30 calendar days after the commencement thereof any attachment, sequestration, forfeiture, divestiture or similar proceeding or proceedings involving an aggregate amount in excess of $250,000 against any of their Properties, other than those being contested in good faith for which adequate reserves have been provided.

          (i) A final judgment or judgments (not adequately covered by insurance as to which the insurer has acknowledged coverage) for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court or courts against any of the Companies and the same shall not be vacated, bonded or discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 calendar days from the date of entry thereof and such Company or Companies shall not, within said period of 30 calendar days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (j) Any Company shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) having an outstanding principal amount in excess of $250,000, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid or redeemed prior to the stated maturity thereof, or any event shall have occurred that results in the acceleration of any such Debt or permits (after any applicable grace period) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment or redemption.

          (k) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Company or any of its shareholders, or any Company shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Security Documents shall for any reason cease to be a valid, first priority perfected Lien (except for Permitted Liens) upon any of the Collateral purported to be covered thereby.

          (l) Any of the following events shall occur or exist with respect to any Company or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under
     Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Required Banks subject such Company to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $250,000.

          (m)       The occurrence of any Change of Control.

          (n) The occurrence of an event of default under any Security Document.

          (o) Any Company shall conceal or remove, or permit to be concealed or removed, any part of its Property with the intent to hinder, delay or defraud one or more of its creditors.

          (p) The occurrence of a Material Adverse Effect that remains in existence or continues 30 calendar days after notice of such Material Adverse Effect is given by the Agent to the Borrower (or any Company).

     11.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by the Majority Banks, shall) do any one or more of the following:

          (a) Acceleration. Upon the Agent's giving written notice to the Borrower of such acceleration, immediately declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          (b) Termination of Commitments. Terminate the Commitments without notice to the Borrower.

          (c)       Judgment.  Reduce any claim to judgment.

          (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

          (e) Letters in Lieu of Transfer Orders. Complete and deliver any and all Letters in Lieu of Transfer Orders delivered by the Borrower to the Agent pursuant to Section 6.1(m) or otherwise to the purchasers of Hydrocarbons attributable to the Mortgaged Property.

          (f) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity or otherwise.

provided, however, that upon the occurrence of an Event of Default under Section 11.1(f) or (g), the Commitments of all of the Banks shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Companies.

     11.3 Cash Collateral. If any Event of Default shall occur and be continuing, the Borrower agrees to, if requested by the Agent or the Majority Banks, immediately deposit with and pledge to the Agent cash or cash equivalent investments satisfactory to the Agent in its sole and absolute discretion in an amount equal to  the outstanding Letter of Credit Liabilities as security  for
the   Obligations,  and  the  Agent  may  retain,  as  additional
Collateral for the payment of the Obligations with respect to the Letters of Credit, any amounts received upon foreclosure, or in
lieu   of  foreclosure,  through  offset,  as  proceeds  of   any
Collateral or otherwise.

     11.4 Performance by the Agent. If any Company shall fail to perform in any material respect in accordance with the terms of the Loan Documents, the Agent may, at the direction of the Majority Banks, perform or attempt to perform such covenant or agreement on behalf of such Company. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such
performance  or  attempted  performance  to  the  Agent  at   the
Principal  Office, together with interest thereon at the  Default
Rate  from  and  including the date of such  expenditure  to  but
excluding   the   date  such  expenditure  is   paid   in   full.
Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of any Company under this Agreement or any of the other Loan Documents.

12                         The Agent

     12.1 Appointment, Powers and Immunities. Each Bank hereby irrevocably designates and appoints Banque Paribas as the Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes Banque Paribas, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent in such respective capacities.

     12.2      Exculpatory Provisions.  Neither the Agent nor any of
its   respective  Affiliates,  officers,  directors,   employees,
attorneys or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents
except   for  its  or  their  own  gross  negligence  or  willful
misconduct.   Without limiting the generality  of  the  preceding
sentence,  the Agent (a) may treat the payee of any Note  as  the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form
satisfactory  to  the  Agent;  (b)  shall  have  no   duties   or
responsibilities  except  those  expressly  set  forth  in   this
Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Bank; (c) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Majority Banks; (d) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (e) may consult with legal counsel (including counsel for the Companies, or any of them), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

     12.3 Rights of Agent as a Bank. With respect to its Commitment, the Loans made by it and the Note issued to it, Banque Paribas (and any successor acting as the Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in their individual capacities. The Agent and its respective Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to and generally engage in any kind of banking, trust or other business with the Companies, any of their Affiliates and any other Person who may do business with or own securities of the Companies or any of their Affiliates, all as if it were not acting as the Agent and without any duty to account therefor to the Banks.

     12.4 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless it has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default as shall be directed by the Majority Banks, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of the Banks.

     12.5 Indemnification. The Banks hereby agree to indemnify the Agent from and hold the Agent harmless against (to the extent not reimbursed under Sections 13.1 and 13.2, but without limiting the obligations of the Borrower under Sections 13.1 and 13.2),
ratably   in   accordance   with  their   respective   Commitment
Percentages,  any  and  all  liabilities,  obligations,   losses,
damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including attorneys' fees) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted to be taken by the Agent under or in respect of any of the Loan Documents; provided, however, that no Bank shall be liable to the Agent for any portion of the foregoing to the
extent   caused  by  the  Agent's  gross  negligence  or  willful
misconduct.   WITHOUT  LIMITATION OF THE  FOREGOING,  IT  IS  THE
EXPRESS   INTENTION  OF  THE  BANKS  THAT  THE  AGENT  SHALL   BE
INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS,
JUDGMENTS,   DEFICIENCIES,  SUITS,  COSTS,  EXPENSES   (INCLUDING
ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY
OR INDIRECTLY ARISING OUT OF OR RESULTING FROM ITS SOLE OR CONTRIBUTORY NEGLIGENCE. Without limiting any other provision of this Section 12.5, each Bank agrees to reimburse the Agent promptly upon demand for its pro rata share (calculated on the basis of its Commitment Percentage) of any and all out-of-pocket expenses (including attorneys' fees) incurred by the Agent in
connection    with   the   preparation,   execution,    delivery,
administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

     12.6 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Loan Document or to inspect the Properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates.

     12.7 Several Commitments. The Commitments and other obligations of the Banks under this Agreement are several. The default by any Bank in making a Loan in accordance with its Commitment shall not relieve the other Banks of their obligations under this Agreement. In the event of any default by any Bank in making any Loan, each nondefaulting Bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. In no event shall any Bank be required to advance an amount or amounts which shall in the aggregate exceed such Bank's Commitment. No Bank shall be responsible for any act or omission of any other Bank.

     12.8 Successor Agent. Subject to the appointment and acceptance of a successor Agent, as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks will have the right to appoint a successor Agent, subject to the approval of the Borrower which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 calendar days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least $100,000,000, subject to the approval of the Borrower which shall not be unreasonably withheld (provided that Borrower's approval shall not be required if a Default has occurred and is continuing). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

13                       Miscellaneous

     13.1      Expenses.  The Borrower hereby agrees to pay on demand:
(a) all reasonable costs and expenses (including attorneys' fees)
of the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan
Documents  and  any and all amendments, modifications,  renewals,
extensions   and  supplements  thereof  and  thereto;   (b)   all
reasonable costs and expenses (including attorneys' fees) of the Agent and the Banks in connection with any Default and the enforcement of this Agreement or any other Loan Document; (c) all transfer, stamp, documentary or other similar taxes, assessments or  charges  levied by any Governmental Authority in  respect  of this Agreement or any of the other Loan Documents; (d) all reasonable costs, expenses, assessments, filing fees, recording fees and other charges incurred in connection with any filing, re-filing, registration, recording, re-recording or perfection of any  Lien  contemplated  by  this Agreement  or  any  other  Loan
Document; and (e) all other reasonable costs and expenses incurred by the Agent and the Banks in connection with this
Agreement   or  any  other  Loan  Document,  including,   without
limitation, all reasonable costs, expenses and other charges incurred in connection with obtaining any engineering report, title opinion, title examination, audit, environmental audit or appraisal in respect of the Collateral.

     13.2 Indemnification. The Borrower shall indemnify the Agent and each Bank and each Affiliate thereof and their respective officers, directors, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs and expenses (including reasonable attorneys' fees) to which any of them may become subject which directly or indirectly arise from or relate to (a) the negotiation, execution, delivery, performance, administration or enforcement of any of the Loan Documents, (b) any of the transactions contemplated by the Loan Documents, (c) any breach by any Company of any representation, warranty, covenant or other agreement contained in any of the Loan Documents, (d) the presence, Release, threatened Release, disposal, removal or cleanup of any Hazardous Material located on, about, within or affecting any of the Properties of any Company, (e) the use or proposed use of any Letter of Credit, (f) any and all taxes, levies, deductions, and charges imposed on the Agent or any Bank or any of their respective correspondents in respect of any Letter of Credit, or (g) any investigation, litigation or other proceeding, including, without limitation, any threatened investigation, litigation or other proceeding relating to any of the foregoing; but excluding any of the foregoing incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS
INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION 13.2 SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

     13.3 LIMITATION OF LIABILITY. NONE OF THE AGENT, ANY BANK OR ANY AFFILIATE, OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY OR AGENT THEREOF SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE OR PERMIT ANY SUBSIDIARY TO SUE ANY OF THEM UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED
OR INCURRED BY ANY COMPANY IN CONNECTION WITH, ARISING OUT OF, OR
IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS
AGREEMENT  OR  ANY  OF  THE OTHER LOAN DOCUMENTS.   THE  BORROWER
HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE OR PERMIT ANY SUBSIDIARY TO SUE THE AGENT OR ANY BANK OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS
OR AGENTS FOR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. NEITHER THE AGENT NOR THE BANKS SHALL HAVE ANY LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY DIMINUTION IN OR LOSS OF VALUE OF ANY COLLATERAL.

     13.4 No Duty. All attorneys, accountants, appraisers and other professional Persons and consultants retained by the Agent and the Banks shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to any Company or such Company's shareholders or any other Person.

     13.5 No Fiduciary Relationship. Neither the Agent nor any Bank has any fiduciary relationship with or duty to any Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship among the Agent and the Banks, on the one hand, and such Company, on the other hand, in connection herewith or therewith is solely that of creditor and debtor. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any of the Companies and the Banks.

     13.6 Equitable Relief. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe or discharge any or all of the Obligations, any remedy at law may prove to  be
inadequate  relief  to  the Agent and the  Banks.   The  Borrower
therefore agrees that if the Agent or any of the Banks so requests, the Agent and the Banks shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     13.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     13.8      Successors and Assigns.

          (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Letter of Credit Liabilities); provided, however, that (i) such Bank's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Note for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other
     Loan Document, other than the right to vote upon or consent to
     (A) any increase of such Bank's Commitment, (B) any reduction of the principal amount of, or interest to be paid on, the Loans of such Bank, (C) any reduction of any commitment fee or other amount payable to such Bank under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Loans of such Bank.

          (b) The Borrower and each of the Banks agree that any Bank (the "Assigning Bank") may at any time assign to one or more
     Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment, Loans and Letter of Credit Liabilities) (each an "Assignee"); provided, however, that (i) the Borrower shall have given its prior written consent to such assignment, such consent not to be unreasonably withheld, provided that after the occurrence and during the continuance of a Default no consent of the Borrower shall be required for any such assignment, (ii) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement and the other Loan Documents, (iii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitment of the assigning Bank being assigned pursuant to each assignment (determined as of the date of the Assignment Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and (iv) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as described below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $2,500 (which shall be paid by the Assignee). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (A) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and
     (B) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).

          (c) By executing and delivering an Assignment and Acceptance, the Bank that is an assignor thereunder and the assignee thereunder conform to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of its obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

          (d) The Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Bank and Assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "A" hereto, (i) accept such Assignment and Acceptance,
     (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five Business Days after its receipt of such notice the Borrower, at the expense of the Borrower, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit "A" hereto.

          (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.8, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Companies furnished to such Bank by or on behalf of the Companies.

     13.9 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this
Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by
the   Agent  or  any  Bank  or  any  closing  shall  affect   the
representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article 4 and Section 13.1, and Section 13.2 shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

     13.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND
ALL    PRIOR   COMMITMENTS,   AGREEMENTS,   REPRESENTATIONS   AND
UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE
OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO.

     13.11 Amendments. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document to which any Company is a party, nor any consent to any departure by any Company therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Banks, and the Companies who are parties thereto, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all of the Banks and such Companies who are parties to such Loan Document, do any of the following: (a) increase any Commitment of any Bank or subject any Bank to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder;
(c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (d) waive any of the conditions specified in
Article 6; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; (f) change any provision contained in Section 2.19 or this Section 13.11; (g) except as permitted by Section 5.4, release any Collateral from the Liens created by the Security Documents, or (h) release any Company from liability under any of the Loan Documents. Notwithstanding anything to the contrary contained in this Section 13.11, no amendment, waiver or consent shall be made with respect to
Article 12 hereof without the prior written consent of the Agent.

     13.12          Maximum Interest Rate.

          (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate.
     If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

          (b) No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section 13.12 shall govern and prevail and neither the Borrower nor its sureties, guarantors, successors or assigns shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations; and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

     13.13 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which any Company is a party shall be given or made by telex, telegraph, telecopy, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section 13.13. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, on the third Business Day after deposit in the mail, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Section 2.5 shall not be effective until received by the Agent.

     13.14 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE
LAWS  OF  THE  UNITED  STATES OF AMERICA.   THE  BORROWER  HEREBY
SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN HARRIS COUNTY, TEXAS, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO
THIS  AGREEMENT,  ANY  OTHER LOAN DOCUMENT, OR  THE  TRANSACTIONS
CONTEMPLATED   HEREBY  OR  THEREBY.   THE  BORROWER   IRREVOCABLY
CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE
HERETO.   THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST  EXTENT
PERMITTED  BY  LAW, ANY OBJECTION WHICH IT MAY NOW  OR  HEREAFTER
HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN
SUCH  A  COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT  IN
SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.16 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

     13.17 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     13.18          Non-Application of Chapter 346 of Texas Finance
Code.   The  provisions of Chapter 346 of the Texas Finance  Code
(Vernon's Texas Civil Statutes) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

     13.19 Construction. The Borrower, the Agent and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

     13.20 Confidentiality. Each Bank agrees to hold all non-public information (which has been clearly identified as such by the Borrower) obtained from the Borrower pursuant to the requirements of this Agreement in accordance with its customary
procedures   for   handling  confidential  information   and   in
accordance with safe and sound banking practices and in any event may make disclosure (i) to any other Bank, (ii) to any of its officers, directors, employees, examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement, (iii) to any actual or proposed Assignee or Participant, (iv) as required or requested by any Governmental Authority, (v) pursuant to legal process, (vi) to the extent reasonably required in connection with the exercise of any right or remedy under any of the Loan Documents, and (vii) in connection with any litigation to which the Agent any Bank or any of their respective Affiliates may be a party; provided, however, that:

          (a) unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrower of any request by any Governmental Authority (other than any such request in connection with an examination of the financial condition of such Bank by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information; and

          (b) prior to any such disclosure pursuant to clause (iii) above, each Bank shall require any such actual or proposed
     Assignee or Participant receiving a disclosure of non-public information to agree in writing (1) to be bound by this
     Section 13.20, and (2) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 13.20.

     13.21 Independence of Covenants. All covenants hereunder shall be given independent effect so that, if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     13.22 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the calendar day and year first above written.

                              BORROWER:

                              MSR EXPLORATION LTD.



                              By:
                                Otto J. Buis
                                Chairman

                              Address for Notices:

                              MSR Exploration Ltd.
                              1619 Pennsylvania Avenue
                              Ft. Worth, Texas  76104
                              Telecopy No.:  817-877-3829
                              Telephone No.: 817-332-9133
                              Attention:       Chief    Financial
                              Officer

                              AGENT:

                              BANQUE PARIBAS,
                              as Agent for the Banks


                              By:
                                Name:
                                Title:

                                            -and-


                              By:
                                Michael H. Fiuzat
                                Vice President

                              Address for Notices:

                              1200 Smith Street, Suite 3100
                              Houston, Texas  77002
                              Telecopy No.:  713-659-6915
                              Telephone No.: 713-659-4811

                              BANKS:

                              BANQUE PARIBAS



Commitment:                                                   By:
                                Michael H. Fiuzat
                                Vice President

                                            -and-


$25,000,000                                                   By:
                                Name:
                                Title:

                              Address for Notices:
                              1200 Smith Street, Suite 3100
                              Houston, Texas  77002
                              Telecopy No.:  713-659-6915
                              Telephone No.: 713-659-4811

                              Lending Office for Base Rate Loans:

                              1200 Smith Street, Suite 3100
                              Houston, Texas  77002

                              Lending   Office   for   Eurodollar
                              Loans:

                              1200 Smith Street, Suite 3100
                              Houston, Texas  77002